PAINEWEBBER/GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-D
                        AGREEMENT OF LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

                                   ARTICLE ONE

Defined Terms                                                     A-1

                                   ARTICLE TWO

Name, Place of Business and Office; Term
Section 2.1       Name, Place of Business and Office, Agent       A-10
Section 2.2       Purpose                                         A-11
Section 2.3       Term                                            A-11

                                  ARTICLE THREE

Partners and Capital
Section 3.1       General Partner                                 A-11
Section 3.2       Limited Partner and Unit Holders                A-12
Section 3.3       Application of Capital Contributions            A-12
Section 3.4       Certain Returns of Capital                      A-12
Section 3.5       Partnership Capital                             A-13
Section 3.6       Liability of Partners                           A-13

                                  ARTICLE FOUR

Management
Section 4.1       Management and Control of the Partnership       A-13
Section 4.2       Authority of the General Partner                A-14
Section 4.3       Sales, Purchases and Operation of Producing
                  Properties; Additional Financing                A-18
Section 4.4       Prohibited Transactions                         A-22
Section 4.5       Restrictions on the Authority of the
                  General Partner                                 A-23
Section 4.6       Construction of Gas Gathering Lines             A-25
Section 4.7       Contracts With the General Partner and
                  Affiliates                                      A-25
Section 4.8       Farmouts                                        A-26
Section 4.9       Other Operations                                A-26
Section 4.10      Prosecution, Defense and Settlement of
                  Claims; Indemnification                         A-27
Section 4.11      Duties and Obligations of the General
                  Partner                                         A-27
Section 4.12      Compensation of the General Partner             A-29
Section 4.13      Dealer Manager                                  A-30

                                  ARTICLE FIVE

Allocations and Distributions
Section 5.1       Allocation of Costs and Expenses                A-30
Section 5.2       Allocation of Revenues                          A-31
Section 5.3       Allocations Among Unit Holders                  A-31
Section 5.4       Capital Accounts                                A-33
Section 5.5       Allocations for Federal Income Tax Purposes     A-36
Section 5.6       Minimum Interest of General Partner             A-37
Section 5.7       Distributions                                   A-37


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                                   ARTICLE SIX

Withdrawal or Removal of General Partner or General Partner's
Interest in Partnership Properties
Section 6.1       Withdrawal of General Partner or General
                  Partner's Interest in Partnership Properties    A-37
Section 6.2       Assignment of General Partner Interest          A-38
Section 6.3       Removal of General Partner                      A-38
Section 6.4       Option to Purchase Interest From Former
                  General Partner                                 A-39
Section 6.5       Power to Admit Successor General Partner        A-39
Section 6.6       Incapacity of the General Partner               A-40
Section 6.7       Termination of Contracts with General Partner   A-40

                                  ARTICLE SEVEN

Assignment of Limited Partner Interests to Unit Holders
Section 7.1       Assignments of the Interests of Depositary      A-40
Section 7.2       Rights of Unit Holders                          A-42
Section 7.3       Conversion of Units into Limited Partner
                  Interests                                       A-42

                                  ARTICLE EIGHT

Transferability of Units
Section 8.1       Assignments of Units                            A-43
Section 8.2       Substituted Limited Partners                    A-46
Section 8.3       Eligible Investors                              A-47
Section 8.4       Death, Incompetency or Dissolution of a
                  Unit Holder                                     A-47

                                  ARTICLE NINE

Dissolution, Liquidation and Termination of the Partnership
Section 9.1       Events Causing Dissolution                      A-47
Section 9.2       Liquidation                                     A-49

                                   ARTICLE TEN

Books and Records; Accounting; Tax Elections; Etc.
Section 10.1      Books and Records                               A-51
Section 10.2      Accounting Basis for Tax and Reporting
                  Purposes; Fiscal Year                           A-51
Section 10.3      Bank Accounts                                   A-52
Section 10.4      Reports                                         A-52
Section 10.5      Elections                                       A-54

                                 ARTICLE ELEVEN

Amendments; Merger
Section 11.1      Proposal and Adoption of Amendments Generally   A-54
Section 11.2      Amendments on Admission or Removal of Partner   A-55
Section 11.3      Merger                                          A-55
Section 11.4      Exchange Offers                                 A-55


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



                                 ARTICLE TWELVE

Consents, Voting and Meetings
Section 12.1      Methods of Giving Consent                       A-56
Section 12.2      Meetings of Unit Holders                        A-57
Section 12.3      Limitations on Requirements for Consents        A-57
Section 12.4      Submissions to Unit Holders                     A-58
Section 12.5      Acting Without Concurrence of General Partner   A-58

                                ARTICLE THIRTEEN

The Depositary
Section 13.1      Depositary Receipts                             A-58
Section 13.2      Depositary or Affiliate as Transfer Agent
                  And Registrar                                   A-60
Section 13.3      Duties of Depositary                            A-60
Section 13.4      Depositary Not a Trustee, Issuer, Etc.          A-61
Section 13.5      Indemnification of the Depositary               A-61
Section 13.6      Limitation of Expense Reimbursements            A-61

                                ARTICLE FOURTEEN

Miscellaneous Provisions
Section 14.1      Notification to the Partnership or the
                  General Partner                                 A-61
Section 14.2      Binding Provisions                              A-61
Section 14.3      Applicable Law                                  A-61
Section 14.4      Separability of Provisions                      A-62
Section 14.5      Appointment of the General Partner as
                  Attorney-in-Fact                                A-62
Section 14.6      Entire Agreement                                A-62
Section 14.7      Paragraph Titles                                A-62
Section 14.8      Counterparts                                    A-63



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


         PAINEWEBBER/GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-D
                        AGREEMENT OF LIMITED PARTNERSHIP


      Agreement of Limited Partnership, dated as of September 5, 1990, between Geodyne Production Company, a Delaware corporation, as General Partner, and Geodyne Depositary Company, a Delaware corporation, as the Limited Partner.

      Whereas, the parties hereto wish to form a limited partnership under the Oklahoma Revised Uniform Limited Partnership Act pursuant to this Agreement of Limited Partnership;

      Now, Therefore, in consideration of the mutual promises and agreements made herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE

                                  DEFINED TERMS

      The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One. The singular shall include the plural and the masculine gender shall include the feminine, the neuter and vice versa, as the context requires.

      "Accountants" shall mean Ernst & Young or such other nationally recognized firm of independent certified public accountants as shall be engaged from time to time by the General Partner for the Partnership.

      "Acquisition Reserve Report" shall mean a Hydrocarbon reserve report made available to the Partnership prepared by a qualified petroleum engineering firm acceptable to the General Partner in connection with the proposed acquisition of a Producing Property, which shall include statements (i) identifying reserves of Hydrocarbons referred to in such report as Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves, as the case may be, and identifying all computations and determinations made for purposes of such report, including, without limitation, the present and future prices for Hydrocarbons and the present and future costs to produce and develop such Hydrocarbons used in such computations and determinations, (ii) with respect to the determination of the nature and extent of the reserves of Hydrocarbons reflected in such report, that the collection, analysis and evaluation of the basic physical data upon which such determination is based were performed by such qualified petroleum engineering firm or, if such data were collected by another Person, that such qualified petroleum engineering firm has made inquiry with respect to the methods employed in such collection, (iii) specifying the respective amounts of Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves contained therein, and (iv) indicating such qualified petroleum engineering firm's opinion as to the respective estimated present values of future net revenues of each category of reserves contained therein determined in accordance with criteria satisfactory to the General Partner and otherwise in accordance with sound engineering and industry practices, including such standards and practices as may be promulgated by the Society of Petroleum Engineers of the American Institute of Mining and Metallurgical Engineers. Any such report may state that such qualified petroleum engineering firm expresses no opinion and makes no warranty or representation with respect to the proposed acquisition of such Producing Property and that such qualified petroleum engineering firm is relying on information furnished by the General Partner as to the historical volumes of any Hydrocarbons actually produced and as to the proposed ownership interest of the Partnership in such Producing Property.

      "Acquisitions and Operations Fee" shall mean the fee paid by the Partnership to the General Partner pursuant to Section 4.12B of this Agreement in connection with the Partnership's acquisition of Producing Properties and the conduct of its business operations.

      "Act" shall mean the Oklahoma Revised Uniform Limited Partnership Act, as amended from time to time.

      "Activation" or "Activated" shall mean the date on which the Certificate of Limited Partnership is filed with the Oklahoma Secretary of State.

      "Affiliate"  shall mean,  when used with reference to a specified  Person:
(a) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person; (d) any Person who is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity; and (e) the spouse or any relative of the specified Person sharing the same household. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate solely by reason of its ownership of units or limited partnership interests in a limited partnership.

      "Affiliated Program" shall mean a drilling or income program (whether in the form of a limited partnership, general partnership, joint venture or otherwise), whether currently existing or hereafter formed, interests in which were or are offered to Persons or entities not engaged in a trade or business within the oil and gas industry (other than by virtue of its participation in an Affiliated Program) and of which the General Partner or an Affiliate thereof serves as general partner, venturer, sponsor or manager.

      "Agreement" shall mean this Agreement of Limited Partnership as originally executed and as amended from time to time.

      "Capital Account" shall mean, as to any Partner, an account maintained on the books of the Partnership in accordance with the provisions of Section 5.4 below.

      "Capital Contribution" shall mean the cash contribution of a Partner to the Partnership.

      "Certificate of Limited Partnership" shall mean the certificate of limited partnership, and any and all amendments thereto and restatements thereof, filed on behalf of the Partnership as required under the Act.

      "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

      "Commercial Well" shall mean any Partnership Well which is capable of producing Hydrocarbons in commercial quantities, including those wells which are shut-in or which have not been abandoned within 60 days following the commencement of production. For purposes of this definition, production shall refer to the commencement of the commercial marketing of Hydrocarbons, and shall not include any spot sales of Hydrocarbon production as a result of testing procedures.

      "Commissions" shall mean the cash fees payable to the Dealer Manager and the Selected Dealers in connection with their participation in the offering of Units.

      "Consent" shall mean the consent of a Person, given as provided in Section 12.1, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      "Dealer   Manager"  shall  mean  PaineWebber   Incorporated,   a  Delaware
corporation.

      "Depositary" shall mean Geodyne Depositary Company, a Delaware corporation, as the sole initial Limited Partner or any Person who at the time of reference thereto has been admitted to the Partnership with the consent of the General Partner as a successor to the interest of Geodyne Depositary Company in the Partnership, which will upon the Activation of the Partnership acquire and hold on behalf of the Unit Holders the Limited Partner interests attributable to the Units issued to the Unit Holders.

      "Depositary Receipt" shall mean a document issued in registered form by the Depositary evidencing the ownership of one or more Units.

      "Development Drilling" shall mean all drilling and completing, or plugging and abandoning (after a determination that a well is not a Commercial Well), of a Partnership Well drilled to the same reservoir from which another well or other wells on a Lease or an offset Lease are being produced, or the recompletion of an existing Partnership Well; provided, however, that Development Drilling shall not include any Identified Development Drilling.

      "Direct Administrative Costs" shall mean the actual and necessary direct costs attributable to services provided to the Partnership by parties other than the General Partner or its Affiliates, whether incurred by or for the benefit of the Partnership directly or incurred by the General Partner or its Affiliates, including the annual audit fees, legal fees and expenses, the cost of reviewing tax returns and reports, the cost of evaluations prepared by qualified petroleum engineering firms pursuant to Section l0.4C of this Agreement and all other such costs directly incurred by or for the benefit of the Partnership. Direct Administrative Costs shall not include any Organization and Offering Costs or any General and Administrative Costs.

      "Eligible Investor" shall mean a person who is qualified to hold an interest in oil and gas Leases on federal lands, including offshore areas under federal laws and regulations in effect from time to time. As of the date of this Agreement, the term "Eligible Investor" means: (i) a citizen of the United States who has attained the age of majority under the laws of the state in which he resides, (ii) an association (including a partnership, joint tenancy or tenancy in common) organized or existing under the laws of the United States or any state or territory thereof, all of the members of which are citizens of the United States or (iii) a corporation organized under the laws of the United States or any state or territory thereof, of which corporation, to the best of its knowledge, not more than 5% of the voting stock, or of all the stock, is owned or controlled by citizens of countries that deny to United
States citizens privileges to own stock in corporations holding oil and gas Leases similar to the privileges of non-United States citizens to own stock in corporations holding an interest in federal Leases, and, in each case, whose interest, direct or indirect, in federal oil and gas Leases, applications, offers and options therefor does not exceed 246,000 acres in the same state, of which no more than 200,000 acres are under option, nor does it exceed 300,000 acres in each of the northern and southern leasing districts of Alaska, of which no more than 200,000 acres are held under option in each of such districts.

      "Engineering Review Letter" shall mean a document prepared by a qualified petroleum engineering firm acceptable to the General Partner in connection with the proposed acquisition of a Producing Property, which shall include statements indicating that (i) such qualified petroleum engineering firm has reviewed an oil and gas reserve report prepared by the engineering staff of Geodyne Resources, Inc. or an Affiliate, (ii) in the opinion of such qualified petroleum engineering firm, the reserve report was prepared in accordance with sound engineering and industry practices, including such standards and practices as may be promulgated by the Society of Petroleum Engineers of the American Institute of Mining and Metallurgical Engineers, and (iii) with respect to the determination of the nature and extent of the reserves of Hydrocarbons reflected in such report, such qualified petroleum engineering firm has made inquiry with respect to the methods employed in the collection, analysis and evaluation of the basic physical data upon which such determination is based.

      "Farmout" shall mean an arrangement whereby the owner of a Lease or Working Interest agrees to assign his interest in certain specific acreage to the assignee, retaining some interest such as an overriding royalty interest, oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

      "Fiscal Year" shall mean the calendar year.

      "General and Administrative Costs" shall mean all customary and routine legal, accounting, data processing, depreciation (other than depreciation relating to real property), geological, engineering, travel, office rent, telephone, secretarial, employee compensation and benefits, and other items of a general and administrative nature, whether like or unlike the foregoing, and any other incidental expenses reasonably necessary to the conduct of the Partnership's business, and generated by the General Partner or any Affiliate other than an Affiliated Program computed on a cost basis, determined by the General Partner in accordance with generally accepted accounting principles and subject to review by the Accountants in connection with the annual audit of the Partnership and its Affiliates. General and Administrative Costs shall not include any Direct Administrative Costs or Organization and Offering Costs of the Partnership.

      "General Partner" shall mean Geodyne Production Company, a Delaware corporation, acting in such capacity, and any other Person admitted as an additional or substituted General Partner pursuant to the provisions of Article Six of this Agreement.

      "Hydrocarbons" shall mean crude oil, natural gas, condensate, natural gas liquids and other liquid or gaseous hydrocarbons and any minerals produced in association therewith.

      "Identified Development Drilling" shall mean all drilling and completing, or plugging and abandoning (after a determination that a well is not a Commercial Well), of a Partnership Well drilled by or on behalf of the Partnership to a reservoir on a Lease or an offset Lease constituting all or a portion of a Producing Property or the recompletion of an existing Partnership Well, where (i) the drilling or recompletion of such Partnership Well commences after the acquisition of such Producing Property by the Partnership and is conducted in order to commence production of Hydrocarbons from Proved Undeveloped Reserves identified in the Acquisition Reserve Report or Engineering Review Letter prepared in connection with such Producing Property, (ii) the costs of development of the Proved Undeveloped Reserves were taken into account in such Acquisition Reserve Report or Engineering Review Letter in valuing such Proved Undeveloped Reserves attributable to such Producing Property, and (iii) a portion of the cost paid by the Partnership for such Producing Property is attributed by such Acquisition Reserve Report or Engineering Review Letter to such Proved Undeveloped Reserves. The term, Identified Development Drilling, shall also refer to any Partnership Wells drilled or recompleted on a Producing Property subsequent to the initial Identified Development Drilling conducted on such Producing Property in order to commence production of Hydrocarbons from Proved Undeveloped Reserves (in addition to those identified in the related Acquisition Reserve Report or Engineering Review Letter) which have been categorized by the General Partner as such by virtue of production obtained from prior Identified Development Drilling conducted on such Producing Property. Any reference to costs incurred in connection with Identified Development Drilling shall include the interest, commitment fees and other financing charges and expenses of Partnership borrowings incurred to finance Identified Development Drilling.

      "Improved Recovery" shall mean all methods of supplementing natural forces and mechanisms of primary recovery or otherwise increasing the ultimate recovery from a Partnership Property, including, but not limited to, water flooding, pressure maintenance, gas cycling, fluid injection, polymer flooding, chemical flooding and the use of miscible displacement fluids.

      "Incapacity" or "Incapacitated" shall mean the entry of any order for relief under any bankruptcy law (except that, in the case of the General Partner, the term "bankruptcy" shall mean only being subject to Chapter 7 of the Bankruptcy Code of 1984), the adjudication of interdiction, of incompetence, or of insanity, or the death, dissolution or termination (other than by merger or consolidation under which the surviving entity agrees to assume all of the obligations and responsibilities of the merged or consolidated Person set forth in this Agreement), as the case may be, of any Person.

      "Independent Petroleum Engineer" shall mean a Person with no material relationship to the General Partner or its Affiliates who is in the business of rendering fair market value opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the General Partner.

      "Investment Income" shall mean all interest and dividend income earned on temporary investments of the Partnership at any time prior to the time at which an amount equal to the Capital Contributions to the Partnership available for the acquisition of Producing Properties have been (i) expended or (ii) returned pursuant to Section 3.4 of this Agreement.

      "I/P Partnership" shall mean a partnership formed as a part of the program captioned "PaineWebber/Geodyne Institutional/Pension Energy Income Partners" and any subsequent Affiliated Program formed by the General Partner or any Affiliate for investment primarily by pension and other tax-exempt plans and accounts.

      "Lease" shall mean a lease, mineral interest, royalty or overriding royalty covering Hydrocarbons (or a contractual right to acquire such an interest), or an undivided interest therein or portion thereof, together with all easements, permits, licenses, servitudes and rights-of-way situated upon, or used or held for future use in connection with, the exploration, development or operation of such interest.

      "Limited Partner" shall mean the Depositary and any Substituted Limited Partners.

      "Net Profits Interest" shall mean an interest in one or more Producing Properties which entitles the holder thereof to a share of the gross revenues from the production of Hydrocarbons from the Producing Property or Properties less all operating, production, development, transportation, transmission and marketing expenses, and all severance, sales, ad valorem and excise taxes attributable to such production.

      "Notification" shall mean a writing, containing the information required by this Agreement to be communicated to any Person, hand delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to such Person at the last address of such Person reflected on the official records of the Partnership, the date of the certified receipt (or such other evidence of receipt) therefor being deemed the date of the giving of Notification; provided, however, that any written communication containing the information sent or delivered to the Person and actually received by the Person shall constitute Notification for all purposes of this Agreement.

      "Operating Costs" shall mean all expenditures made and costs incurred by the Partnership with respect to (i) the production and marketing of Hydrocarbons from completed Partnership Wells, including labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, costs of maintaining inventories incidental to the operations of Producing Properties, costs of making transfers of lease and well equipment to and from Partnership Wells, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations; (ii) the interest, commitment fees and other finance charges and expenses of Partnership borrowings incurred in connection with Development Drilling and Improved Recovery projects; and (iii) processing facilities, pipelines, gas sales facilities, Improved Recovery projects, and other procedures and facilities necessary to produce efficiently and market the Hydrocarbon reserves from a Producing Property, all to the extent such costs and expenditures are not Property Acquisition Costs.

      "Organization and Offering Costs" shall mean all costs and expenses incurred by the General Partner and its Affiliates in connection with the organization and activation of the Partnership, including, without limitation, the legal, printing, accounting and other direct and indirect costs incurred in connection with preparing this Agreement and the preparation and filing of a certificate of limited partnership, the costs incurred with respect to the registration for offer and sale of the Units under applicable federal and state securities laws, the wholesale offering and marketing fees and expenses of the Dealer Manager and a subsidiary of Geodyne Resources, Inc. which is a registered broker-dealer, and other front-end fees. Organization and Offering Costs shall not include the Commissions paid to the Dealer Manager or reallowed to the Selected Dealers, but shall include fees and expenses (including expense reimbursements) paid to Persons in connection with the offering and issuance of Units, including due diligence expenses.

      "Partner" shall mean the General Partner or any Limited Partner of the Partnership.

      "Partnership" shall mean the limited partnership formed hereby.

      "Partnership Account" shall mean the bank account or accounts established by the General Partner pursuant to Section 10.3 of this Agreement.

      "Partnership Property" shall mean all interest, property and right of any type owned by the Partnership.

      "Partnership Well" shall mean any well in which the Partnership has an interest.

      "Payout" shall mean that time at which cash distributions have been made by the Partnership to the Unit Holders (together with their predecessors in interest) in an aggregate amount equal to $100 for each whole Unit held by each such Unit Holder.

      "Person" shall mean any individual, partnership, corporation, trust or other entity.

      "Prior Limited Partnership" shall mean any limited partnership activated prior to the Activation of the Partnership of which depositary units or units of limited partnership interest were offered and sold pursuant to the Prospectus or pursuant to the prospectus prepared for the PaineWebber/Geodyne Energy Income Program I, the PaineWebber/Geodyne Energy Income Program II or the
PaineWebber/Geodyne Institutional/Pension Energy Income Partners or any subsequent Affiliated Programs pursuant to which I/P Partnerships are formed.

      "Producing Property" shall mean any property (or interest in such property) with a well or wells capable of producing Hydrocarbons in commercial quantities or properties unitized with such properties or properties adjacent to such properties which are acquired as an incidental part of the acquisition of such properties. The term also includes well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production of Hydrocarbons. Interests in properties may include Working Interests, production payments, Royalties and other nonworking and nonoperating interests.

      "Property  Acquisition Costs" shall mean, without duplication,  the sum of
(i) the prices paid by the Partnership or the General Partner or an Affiliate to acquire a Producing Property ultimately sold to the Partnership, including the price paid to acquire a purchase option with respect to a Producing Property, lease bonuses and equipment costs associated therewith; (ii) title insurance or examination costs, brokers' commissions and finders' fees, filing fees, recording fees, transfer taxes, if any, and like charges in connection with the acquisition of Producing Properties; (iii) delay rentals and ad valorem taxes paid by the buyer with respect to such property to the date of its transfer to the Partnership; (iv) interest and other financing fees and costs actually incurred by the General Partner or its Affiliates to acquire or maintain such Producing Properties prior to their transfer to the Partnership; and (v) all reasonable, necessary and actual expenses incurred by the General Partner or an Affiliate in connection with the acquisition of Producing Properties and paid to third parties who are not Affiliates for geological, geophysical, seismic, land, engineering, drafting, accounting, auditing, legal and other like services, including the Partnership's costs incurred (to the extent consistent with generally accepted industry standards) in connection with the review of proposed acquisitions of Producing Properties whether or not acquired and the preparation and review of Acquisition Reserve Reports and Engineering Review Letters, all allocated to the property in accordance with the allocation procedures used by the General Partner, any of its Affiliates or a Partnership; provided that the portion of the General Partner's or Affiliate's expenses allocated to the property, as set forth in items (iii), (iv) and (v), shall have been incurred not more than 36 months prior to the property transaction.

      "Property Investment Period" shall have the meaning set forth in Section 5.2.

      "Prospect" shall mean an area in which the Partnership owns or intends to own one or more oil and gas interests which is geographically defined on the basis of geological data by the General Partner and which is reasonably anticipated by the General Partner to contain at least one reservoir.

      "Prospectus" shall mean the prospectus pursuant to which the Units were offered, including all supplements or amendments thereto delivered in such offering, if any.

      "Proved Reserves" shall mean those quantities of Hydrocarbons, which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known Hydrocarbon reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of Hydrocarbons which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods.
Depending upon their status of development, such Proved Reserves shall be subdivided into the following classifications and have the following definitions:

            (a) "Proved Developed Reserves" shall mean Proved Reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

                    (1) "Proved Developed  Producing  Reserves" which are Proved
            Developed Reserves which are expected to be produced from existing wells; and

                    (2) "Proved Developed Non-Producing Reserves" which are Proved Developed Reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making Hydrocarbons available for production should be relatively small compared to the cost of a new well.

            Additional Hydrocarbons expected to be obtained through the application of Improved Recovery techniques are included as "Proved Developed Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production responses that increased recovery will be achieved.

            (b) "Proved Undeveloped Reserves" shall mean all reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled; provided that Proved Reserves for other undrilled units can be claimed where it can be demonstrated with certainty, based on accepted geological, geophysical and engineering studies and data, that there is continuity of production from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any acreage for which Improved Recovery is contemplated, unless the techniques to be employed have been proved effective by actual tests in the same area and reservoir.

      "Revenues" are the Partnership's gross revenues from all sources, including interest income, proceeds from sales of production, the Partnership's share of revenues from partnerships or joint ventures of which it is a member, proceeds from sales or other dispositions of Hydrocarbon properties or other Partnership assets, provided that contributions to Partnership capital by the Partners and the proceeds of any Partnership borrowings are specifically excluded.

      "Royalty" shall mean an interest, including an overriding royalty but excluding a Net Profits Interest, in gross production or the proceeds therefrom which does not require the owner thereof to bear any of the cost of production, development operation or maintenance.

      "Selected Dealer" shall mean a member in good standing of the National Association of Securities Dealers, Inc. which has been selected by the Dealer Manager to offer and sell the Units.

      "State" shall mean the State of Oklahoma.

      "Subscription Agreement" shall mean the Subscription Agreement in the form attached to the Prospectus as Exhibit B.

      "Subsequent Limited Partnership" shall mean any limited partnership activated after the Activation of the Partnership of which Units are offered and sold pursuant to the Prospectus.

      "Substituted Limited Partner" shall mean any Unit Holder admitted to the Partnership as a Substituted Limited Partner pursuant to Section 7.3 or Sections
8.1 and 8.2 of this Agreement.

      "Unit" shall mean an increment of the attributes of the interest as a Limited Partner that is either (i) assigned to a Unit Holder by the Depositary and is evidenced by a Depositary Receipt or (ii) unless the context otherwise requires, is held directly by a Substituted Limited Partner and, in either case, which increment represents a subscription amount of $100.

      "Unit Holders" shall mean any Person who holds Depositary Receipts in accordance with Section 7.1 or Section 8.1 hereof as reflected in the records of the Partnership and the Depositary and, unless the context otherwise requires, any Person who becomes a Substituted Limited Partner.

      "Unit Holders' Subscriptions" shall mean the aggregate dollar amount (initially subscribed for by Unit Holders) determined by multiplying the number of Units issued to the Unit Holders by $100.

      "Working Interest" shall mean the interest (whether held directly or indirectly) in a Lease which is burdened with the obligation to pay some portion of the expense of production, development, operation or maintenance. A Working Interest does not include a Net Profits Interest.


                                 ARTICLE TWO
                   NAME, PLACE OF BUSINESS AND OFFICE; TERM

      Section 2.1  Name, Place of Business and Office, Agent
      ------------------------------------------------------

      The Partnership shall be conducted under the name PaineWebber/ Geodyne Energy Income Limited Partnership III-D. The business of the Partnership may, however, be conducted under any other name deemed necessary or desirable by the General Partner in order to comply with applicable laws. The office and principal place of business of the Partnership shall be c/o Geodyne Production Company, 320 South Boston Avenue, The Mezzanine, Tulsa, Oklahoma

74103-3708. The agent for service of process on the Partnership shall be Geodyne Production Company, 320 South Boston Avenue, The Mezzanine, Tulsa, Oklahoma 74103-3708. The General Partner may change the principal place of business and the location of such office and may establish such additional offices as it deems advisable from time to time; provided, however, that in the event the principal place of business of the Partnership shall be changed, the General Partner shall provide Notification thereof to the Unit Holders. The General Partner shall not be obligated to provide a copy of the certificate of limited partnership as filed with the Oklahoma Secretary of State to the Depositary or Unit Holders. A Unit Holder may obtain a copy of such certificate of limited partnership by making a written request therefor to the General Partner.

      Section 2.2  Purpose
      --------------------

      The business and purpose of the Partnership shall be to acquire, own, hold, operate, explore, develop, trade, sell and exchange Hydrocarbon properties and interests therein of all kinds onshore and offshore in the continental United States, including, without limitation, interests in general or limited partnerships, joint ventures and other entities that hold or are formed to acquire interests in such properties or interests; to engage in Development Drilling, Identified Development Drilling or other drilling operations specifically authorized by this Agreement, and enhanced recovery operations thereon; to produce, transport, market, purchase and trade Hydrocarbons and products thereof; to purchase, lease, own, hold, operate, sell and exchange all equipment, machinery, facilities, systems and plans necessary or appropriate for such purposes; and to do any and all things necessary or proper in connection with or incident to the foregoing activities.

      Section 2.3  Term
      -----------------

      The  Partnership  shall  continue  in force and effect for a period of ten
(10) years from the date of its Activation, provided that the General Partner may extend the term of the Partnership for up to five periods of two years each if it believes each such extension is in the best interests of the Unit Holders, or until dissolution prior thereto pursuant to the provisions hereof.


                                  ARTICLE THREE

                              PARTNERS AND CAPITAL

      Section 3.1 General Partner
      ---------------------------

      A. The name, address and Capital Contribution of the General Partner are set forth in Schedule A which is attached hereto and incorporated herein by reference.

      B. The General Partner shall not be required to make any additional Capital Contribution except as set forth in the next sentence and in Sections
3.4 and 9.2C. The General Partner shall contribute an amount of cash sufficient to pay its share of costs allocated to it pursuant to Section 5.1 of this Agreement as such costs are incurred to the extent that the amount of Revenues allocated to it (and/or the amount of Partnership borrowings incurred on its behalf) is insufficient to pay such costs.

      Section 3.2  Limited Partner and Unit Holders
      ---------------------------------------------

      A. The name, address and Capital Contribution of the Depositary as Limited Partner are set forth in Schedule A which is attached hereto and incorporated herein by reference.

      B. Neither the Depositary nor any Unit Holder shall be required to make any additional Capital Contribution to the Partnership.

      C. The Depositary shall engage in no business activity and shall incur no liabilities other than acting as Depositary for the Partnership or any other limited partnership that is an Affiliated Program. The Depositary shall not amend its Certificate of Incorporation or By-laws without the prior Consent of the Unit Holders holding a majority of the outstanding Units.

      Section 3.3  Application of Capital Contributions
      -------------------------------------------------

      The General Partner shall deposit in the Partnership Account the Capital Contributions and apply such Capital Contributions to (i) pay to the General Partner the aggregate amount due pursuant to Section 4.12B in consideration of the General Partner's payment of Organization and Offering Costs, (ii) pay Commissions, and (iii) pay to the General Partner the Acquisitions and Operations Fee. The balance of such Capital Contributions shall be held in the Partnership Account to be applied to the payment of Property Acquisition Costs and, to the extent not payable out of Revenues or Investment Income, Operating Costs, General and Administrative Costs, Direct Administrative Costs and other Partnership costs; provided, however, that such funds may be temporarily invested prior to the payment of such costs in accordance with Section 10.3.

      Section 3.4  Certain Returns of Capital
      ---------------------------------------

      Any portion of the Capital Contribution of the Partnership (except for necessary operating capital) that has not been expended or that is not, or in the determination of the General Partner, will not be committed for expenditure by the second anniversary of the Activation of the Partnership will promptly be refunded to the Unit Holders as a return of part of their Capital Contributions at the earlier of such determination or the second anniversary of the Activation of the Partnership. In addition, the General Partner shall contribute cash to the Partnership (with respect to which its Capital Account will be credited) in an amount equal to that portion of the total of (i) the amount paid to the General Partner in respect of the Acquisitions and Operations Fee, (ii) the amount paid to the General Partner in consideration of its payment of the Organization and Offering Costs, and

(iii) the Commissions, which are attributable (on a proportionate basis) to the unexpended amount of Capital Contributions so refunded, which cash shall be refunded to the Unit Holders together with the unexpended Capital Contributions so refunded. All amounts so refunded to the Unit Holders shall reduce dollar for dollar their Capital Accounts.

      Section 3.5  Partnership Capital
      --------------------------------

      A. No Partner  shall be paid interest on any Capital  Contribution  to the
Partnership  or  on  such  Partner's   Capital  Account,   notwithstanding   any
disproportion therein as between Partners.

      B. Except as provided in Sections 3.4, 6.1 and 9.2 of this Agreement, neither the General Partner nor any Unit Holder shall have the right to withdraw from the Partnership or to withdraw or receive any return of its Capital
Contribution. Under circumstances involving a return of any Capital Contribution, no Unit Holder shall have priority over any other Unit Holder nor shall any Unit Holder have the right to receive any property other than cash, except as may otherwise be provided in this Agreement.

      Section 3.6  Liability of Partners
      ----------------------------------

      A. Except as provided in the Act, neither the Depositary nor the Unit Holders shall be personally liable for any debts, liabilities, contracts or obligations of the Partnership. To the extent that any distribution is deemed to constitute a return of capital under the Act, the General Partner shall not seek to recover any distribution unless the General Partner has applied all other available Partnership assets to the payment of liabilities of the Partnership and the liabilities of the Partnership, other than to Partners, have not been fully paid, satisfied, assumed or discharged. The Unit Holders that are not Substituted Limited Partners shall have no obligation to return any funds distributed to them by the Partnership that are later determined to be a return of the Capital Contributions. In no event shall the Depositary or any Unit Holder be obligated to make any contribution to the Partnership for any purpose whatsoever other than Capital Contributions of the Depositary representing the proceeds of the offering of Units.

      B. Each of the General Partner and any successor or additional General Partner subsequently admitted to the Partnership agrees that it shall remain liable for any obligation or recourse liability of the Partnership incurred during the period in which it is a General Partner and to the extent the Partnership has incurred liability.

                                  ARTICLE FOUR

                                   MANAGEMENT

      Section 4.1  Management and Control of the Partnership
      ------------------------------------------------------

      A. Subject to the Consent of the Unit Holders as and when required by this Agreement, the General Partner, within the authority granted to it under and in accordance with the provisions of this Agreement, shall have the full and exclusive right to manage and control the business and affairs of the Partnership and to make all decisions regarding the business of the Partnership and shall have all of the rights, powers and obligations of a general partner of a limited partnership under the laws of the State.

      B. The Depositary and the Unit Holders, as such, shall not participate in the management of or have any control over the Partnership's business nor shall the Depositary or the Unit Holders, as such, have the power to represent, act for, sign for or bind the General Partner or the Partnership. The Depositary and each of the Unit Holders hereby Consent to the exercise by the General Partner of the powers conferred on it by this Agreement.

      Section 4.2  Authority of the General Partner
      ---------------------------------------------

      A. In addition to any other rights and powers which the General Partner may possess under this Agreement and the Act, the General Partner shall, except and subject to the extent otherwise provided or limited in this Agreement, have all specific rights and powers required or appropriate to its management of the Partnership's business which, by way of illustration but not by way of limitation, shall include the following rights and powers to:

                (i) expend the Capital Contributions of the Partners and apply Partnership Revenues in furtherance of the business of the Partnership;

                (ii) acquire, explore, develop, manage and operate Hydrocarbon properties and interests therein (including interests in corporations and partnerships owning Hydrocarbon properties if in the General Partner's judgment such purchase is a necessary or advisable step in acquiring interests in Producing Properties held by any such corporation or partnership, provided, no such purchase will be made for the purpose of investment in the securities of any such corporation or partnership, the Partnership will not conduct or participate in a hostile tender offer, and no such purchase will be made unless there is assurance that sufficient control of the corporation or partnership can be obtained in the initial acquisition to liquidate it, and it is determined the purchase would not thereby render the Partnership an investment company within the meaning of the Investment Company Act of 1940, and provided further the Partnership's interest in the underlying assets of any such corporation or partnership is distributed as soon as practical thereafter to the Partnership in redemption for the Partnership's interest in such corporation or partnership) of all kinds and hold all such property, interests and units in the name of the Partnership; provided, however, that in connection therewith, the General Partner shall, contemporaneously with the acquisition of a Producing Property, or as soon as practicable thereafter, file or cause to be filed for recordation an appropriate conveyance or agreement evidencing the Partnership's interest in such Producing Property in the jurisdiction where such Producing Property is located pursuant to such jurisdiction's Uniform Commercial Code (or comparable law) and/or in the real property records of the clerk or recorder of the county in which the Producing Property is situated; and, provided, further, that filings of such conveyances or agreements shall also be made as the General Partner believes necessary to establish the Partnership's priority of interest; and, provided, further, Producing Properties may be held in the name of a nominee for the Partnership if such action is deemed by the General Partner to be necessary or beneficial to the Partnership and the nominee holding title conducts no other business or operations;

               (iii) execute such instruments and agreements, do such acts, employ such persons and contract for such services as the General Partner determines are necessary or appropriate to conduct the Partnership's business, including the employment of the General Partner or any Affiliate as an operator, and the entering into management and advisory contracts;

               (iv) execute, in the name of the Partnership, contracts for the sale of Hydrocarbons and division orders and transfer orders as necessary or incident to the sale of production on behalf of the Partnership;

                (v) produce, treat, transport and market Hydrocarbons, execute processing contracts and transportation contracts and enter into contracts for the marketing or sale of Hydrocarbons and other marketing agreements in the name of the Partnership, whether or not extending beyond the term of the Partnership;

               (vi) execute offers for United States and any state Leases on behalf of the Partnership; execute and file requests for approval of assignments of interests in United States and any state Leases, together with any and all contracts for the option, sale or purchase of such Leases or the sale or purchase of any products therefrom; execute any plans of development under unit agreements, conveyances, subleases, mortgages, deeds of trust, affidavits or reports concerning the drilling of wells and production, designations of operator, Lease bonds, operator's bonds and consents of surety; and in general do all things necessary or desirable on behalf of the Partnership regarding any United States or state Leases or offers therefor;

               (vii) enter into any partnership agreement, sharing arrangement or joint venture with any Person acceptable to the General Partner and which is engaged in any business or transaction in which the Partnership is authorized to engage, provided that the Partnership shall not be deemed thereby to be an "investment company" for purposes of the Investment Company Act of 1940, as amended;

            (viii) enter into and execute drilling contracts, Farmout agreements, operating agreements, unitization agreements, pooling agreements, unit or pooling designations, recycling contracts, dry hole, bottom hole and acreage contribution letters and agreements, participation agreements, agreements and conveyances respecting rights-of-way, agreements respecting surface and subsurface storage and any other agreements customarily employed in the oil and gas industry in connection with the acquisition, exploration, development, operation or abandonment of any Leases, and any and all other instruments or documents considered by the General Partner to be necessary or appropriate to conduct the business of the Partnership;

               (ix) pay or elect not to pay delay rentals on Partnership Properties as appropriate in the judgment of the General Partner, it being understood that the General Partner will not be liable for failure to make correct or timely payments of delay rentals if such failure were due to any reason other than negligence or lack of good faith;

                (x) abandon or otherwise dispose of any interest in Hydrocarbon properties acquired for the Partnership upon such terms and for such consideration as the General Partner may determine;

               (xi) sell production payments payable out of all or any part of any one or more of the Producing Properties acquired by the Partnership and devote and expend the proceeds of any such sale for any of the purposes of the Partnership for which the proceeds of borrowings may be applied;

               (xii) borrow monies from time to time, for the purposes and subject to the limitations stated in Section 4.3C, in the form of recourse or nonrecourse borrowings, or otherwise draw, make, execute and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness, and secure the payments of the sums so borrowed and mortgage, pledge or assign in trust all or any part of Partnership Property, including Producing Properties, production and proceeds of production, or assign any monies owing or to be owing to the Partnership, and engage in any other means of financing customary in the petroleum industry; provided, however, that a creditor who makes a nonrecourse loan to the Partnership shall not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

            (xiii) invest Capital Contributions and other Partnership funds temporarily in the investments set forth in Section
      10.3;

            (xiv) employ on behalf of the Partnership agents, employees, accountants, lawyers, geologists, geophysicists, landpersons, clerical help and such other assistance and consulting and other services as the General Partner may deem necessary or convenient and to pay therefor such remuneration as the General Partner may deem reasonable and appropriate;

               (xv) purchase, lease, rent or otherwise acquire or obtain the use of machinery, equipment, tools, materials, and all other kinds and types of real or personal property that may in any way be deemed necessary, convenient or advisable in connection with carrying on the business of the Partnership, purchase and establish adequate inventories of equipment and material required or expected to be required in connection with its operations, dispose of tangible lease and well equipment for use or used in connection with Partnership Property, and incur expenses for travel, telephone, telegraph, insurance and for such other things, whether similar or dissimilar, as may be deemed necessary or appropriate for carrying on and performing the business of the Partnership;

               (xvi) enter into such agreements and contracts with such parties and give such receipts, releases and discharges with respect to any and all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate;

            (xvii) guarantee the payment of money or the performance of any contract or obligation by any person, firm or corporation on behalf of the Partnership;

           (xviii) sue and be sued, pursue and participate in arbitration proceedings, complain and defend and settle and compromise claims or causes of action in the name and on behalf of the Partnership;

             (xix) make such classifications and determinations as the General Partner deems advisable, having due regard for any relevant generally accepted accounting principles and oil and gas industry practices;

               (xx) purchase insurance, or extend the General Partner's or its Affiliates' insurance, at the Partnership's expense, to protect the Partnership Property and the business of the Partnership against loss, and to protect the General Partner against liability to third parties arising out of Partnership activities, such insurance to be in such limits, to be subject to such deductibles and to cover such risks as the General Partner deems appropriate;

               (xxi) pay all ad valorem taxes levied or assessed against the Partnership Properties, all taxes upon or measured by the production of Hydrocarbons therefrom and all other taxes (other than income taxes) directly related to operations conducted by the Partnership;

            (xxii) enter into agreements on behalf of the Partnership with Affiliates;

           (xxiii) sell or otherwise dispose of for value all or substantially all of the properties and other assets of the Partnership to the General Partner or any of its Affiliates or Affiliated Programs or any other Person and receive for the Partnership consideration consisting of cash, securities, other property or any other form of consideration, or any combination thereof, at such prices and in such forms of consideration as it deems in the best interests of the Unit Holders; provided, however, that no such sale shall be consummated without the prior Consent of the Unit Holders pursuant to the provisions of Section 4.5D of this Agreement. In the event of the dissolution of the Partnership followed by any such sale of the Partnership's assets, the General Partner shall, subject to the provisions of Section 9.2 of this Agreement, be appointed the Liquidating Agent for the Partnership;

            (xxiv) make, exercise or deliver any general assignment for the benefit of the Partnership's creditors, but only upon the prior Consent of the Unit Holders pursuant to the provisions of Section 4.5D;

            (xxv) take such other action and perform such other acts as may be deemed appropriate to carry out the business of the Partnership;

            (xxvi) perform all duties imposed by Sections 6221 through 6232 of the Code on the General Partner as "tax matters partner" of the Partnership, including (but not limited to) the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, each of the Unit Holders having less than a 1% interest in Revenues unless such Unit Holder notifies the Internal Revenue Service and the General Partner that the General Partner may not act on its behalf; and

           (xxvii) cause the Partnership to redeem or repurchase the Units held by a Unit Holder at a purchase price determined by the General Partner if at any time the Partnership or General Partner receives an opinion of counsel that there exists substantial risks of cancellation or forfeiture of any property in which the Partnership has an interest because of the citizenship or other status of that Unit Holder.

      B. No person, firm or corporation dealing with the Partnership shall be required to inquire into the authority of the General Partner to take or refrain from taking any action or make or refrain from making any decision, but any person so inquiring shall be entitled to rely upon a certificate of the General Partner as to its due authorization.

      Section 4.3 Sales, Purchases and Operation of Producing Properties;
                  Additional Financing
      ------------------------------------------------------------------

      A. Producing Properties whose purchase price exceeds 10% of the Unit Holders' Subscriptions may be acquired by the Partnership only if an Acquisition Reserve Report or an Engineering Review Letter has been received and evaluated by the General Partner with respect thereto.

      B. Neither the General Partner, Geodyne Resources, Inc. nor any Person controlled by Geodyne Resources, Inc. shall sell, transfer or convey any or all of its interest in Producing Properties to the Partnership or purchase or acquire any oil and gas properties or interest from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Unit Holders under the circumstances at the time any such transaction is consummated. Except as otherwise provided in Section 4.3E below, such transactions shall be further subject to the following restrictions:

                (i) Prior to the date on which the Partnership has acquired its final Producing Property, neither the General Partner, Geodyne Resources, Inc. nor any Person controlled by Geodyne Resources, Inc. (other than an Affiliated Program) shall acquire any Producing Property after the Activation of the Partnership unless the General Partner shall have determined that the acquisition by the Partnership of such Producing Property, or an interest therein, would not be in the best interests of the Partnership;

                (ii) Any purchase or sale of a Producing Property from or to the General Partner or any Affiliate shall be made at the Property Acquisition Cost for such Producing Property as adjusted for intervening operations, unless the General Partner or such Affiliate has reasonable grounds to believe that cost is materially more or less than the fair market value of such property, in which case such sale or purchase shall be made at a price equal to the fair market value thereof as determined by an Independent Petroleum Engineer;

               (iii) If the General Partner sells, transfers or conveys any oil, gas or other mineral interest or property to the Partnership, it must, at the same time, sell the Partnership an equal proportionate interest in all its other property in the same Prospect. A sale, transfer or conveyance to the Partnership of less than the entire ownership interest of the General Partner or any Affiliate is only permitted if: (a) the interests retained or obtained by the General Partner or Affiliate and acquired by the Partnership are either (x) proportionate, uniform and undivided Working Interests if the Producing Property acquired by the Partnership is a Working Interest or (y) proportionate, uniform and undivided Royalty Interests if the Producing Property acquired by the Partnership is a Royalty, (b) the respective obligations of the General Partner or Affiliate and the Partnership are substantially the same, and (c) the interest of the General Partner or its Affiliate in revenues does not exceed the amount proportionate to its interest. The General Partner and its Affiliate may not retain or obtain any overrides or other burdens on the interest obtained by the Partnership, and may not enter into any Farmouts with respect to its retained interest, except to nonaffiliated third parties or to an Affiliated Program;

               (iv) In the event the General Partner or any Affiliate proposes to acquire an interest in a Prospect in which the Partnership has an interest or in a Prospect abandoned by the Partnership within one year preceding such proposed acquisition, the General Partner or Affiliate shall offer the interest to the Partnership; and if cash or financing is not available to the Partnership to purchase such interest, neither the General Partner nor Affiliate shall acquire an interest in such Prospect. The term "abandon" for the purpose of this subparagraph shall mean the termination, either voluntary or by operation of the Lease or otherwise, of all of the Partnership's interest in the Prospect. This subsection shall not apply after the lapse of five years of the Activation of the Partnership or to any Affiliated Program where the interest of the General Partner is less than or equal to its interest in the Partnership, there is no duplication of fees to the General Partner, and the General Partner does not obtain a greater benefit from purchase of the interest by the Affiliated Program than it would if the interest were purchased by the Partnership;

                (v) During the existence of the Partnership and before it has ceased operations, neither the General Partner nor any Affiliate (excluding any Affiliated Program where the interest of the General Partner is less than or equal to its interest in the Partnership) shall acquire, retain or drill for its own account any oil and gas interest in any Prospect upon which the Partnership possesses an interest, except for transactions which comply with Section 4.3B(iii) or 4.8. In the event the Partnership abandons its interest in a Prospect, this restriction shall continue for one year following abandonment. The geological limits of a Prospect owned by the Partnership shall be enlarged or contracted on the basis of subsequently acquired geological data to define the productive limits of a reservoir and must include all of the acreage determined by the subsequent data to be encompassed by such reservoir. If, during the period of five years from the Activation of the Partnership, the geological limits of a Prospect, as so enlarged, encompass any interest held by the General Partner or an

      Affiliate of the General Partner (excluding an Affiliated Program where the interest of the General Partner is identical to or less than its interest in the Partnership), such interest shall be sold to the Partnership in accordance with the provisions of Section 4.3B(iv) and any net income previously received by the General Partner or Affiliate shall be paid over to the Partnership. If the General Partner acquires additional acreage or interests in a Prospect of the Partnership, it must sell such to the Partnership and is prohibited from retaining any such interest, except as may be permitted by Section 4.3B. Notwithstanding the foregoing, the Partnership will not be required to expend additional funds to acquire any such interest unless funds are available from the Capital Contributions of the Partners;

               (vi) Producing Properties may be sold, Farmed-out or otherwise transferred from or to an Affiliated Program only pursuant to transactions that comply with Sections 4.3B(iii), 4.3B(iv) or 4.8, provided that the compensation arrangement or any other interest or right of the General Partner or any Affiliate is the same in the Partnership and Affiliated Program, or, if different, the compensation of the General Partner does not exceed the lower of the compensation it would have received in the Partnership or the Affiliated Program;

               (vii) Any sale of inventory or other materials by the Partnership to the General Partner or Affiliate shall be made at the applicable rates set forth in the standard form of the accounting procedure then recommended by the Council of Petroleum Accountants Societies of North America;

            (viii) Any operating agreements pursuant to which the General Partner or any Affiliate acts as operator of Producing Properties shall be of a nature customary in the industry and payments to the General Partner or any Affiliate for acting as operator shall not exceed the compensation which would be paid by unaffiliated third parties in the same geographic area for similar goods and services. Reimbursement of the General
      Partner's overhead pursuant to such operating agreement will not be duplicative of any reimbursement of General and Administrative Costs made pursuant to Section 4.12; and

               (ix) To the extent the General Partner or any Affiliate acquires an interest in a Producing Property in which the Partnership acquires an interest, the General Partner or Affiliate shall pay its allocable portion of the cost of the preparation of the Acquisition Reserve Report or Engineering Review Letter, as the case may be, respecting such Producing Property.

      C. The General Partner may not expend any amount of Partnership funds over the term of the Partnership for the payment of Partnership costs (other than recompletion costs) incurred in connection with Development Drilling and Identified Development Drilling in excess of 10% of the sum of: (i) the amount of the Unit Holders' Subscriptions, plus (ii) the Partnership's permissible borrowings. If the General Partner determines that funds in addition to the Capital Contributions are required for the payment of Partnership costs (other than Property Acquisition Costs), the General Partner may apply or reserve Revenues or Investment Income for the payment of such Partnership costs and/or the General Partner may cause the Partnership to borrow funds for the payment of Partnership costs incurred in connection with Development Drilling, Identified Development Drilling and Improved

Recovery operations; provided, however, that the aggregate outstanding principal amount of such borrowings shall not at any one time exceed an amount equal to 20% of the Unit Holders' Subscriptions. No creditor who makes a nonrecourse loan to the Partnership may have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

      D. The General Partner shall have the authority to secure the payment of borrowings incurred by it for its own account or for purposes of paying its allocable share of Partnership costs by assigning to lenders all or part of its rights to receive distributions of Partnership Revenues, and by granting such lenders a security interest or mortgage in an undivided interest in any Partnership Property not to exceed its percentage interest in Revenues; provided, however, that the General Partner shall retain unencumbered at least a 1% interest in each item of Partnership Property, and each item of Partnership Revenues, gain, loss, deduction and credit. Notwithstanding anything to the contrary in this Agreement, in the event of any sale or foreclosure of the General Partner's interest in full or partial satisfaction of such borrowings, appropriate adjustments shall be made in the Capital Accounts of the General Partner and Unit Holders and in the method by which Revenues and costs are allocated to the General Partner and Unit Holders to assure that the Partnership will not bear any of the costs attributable to such sold or foreclosed interest and that the General Partner will not share or participate in any of the capital, Revenues, costs or distributions attributable to such sold or foreclosed interest except to the extent of the unencumbered interest retained by the General Partner. The General Partner shall indemnify the Partnership and the Unit Holders against any expenses resulting from a sale or foreclosure of the General Partner's interest.

      E. The provisions of Section 4.3B notwithstanding, if the Partnership intends to acquire Working Interests, acquisitions of Net Profits Interests by one or more I/P Partnerships may be made in connection with the Partnership's acquisitions of Working Interests. Net Profits Interests acquired by an I/P Partnership may either be carved-out of the Working Interests or reserved from the Working Interests by the sellers of such Working Interests on such basis as the General Partner determines. The Net Profit Interests acquired by an 1/ P Partnership may not exceed 75% of the net profits attributable to the aggregate Working Interests in all of the Producing Properties acquired by the Partnerships together. The primary factor in determining the sharing of net profits between the Working Interests acquired by the Partnership and the Net Profits Interest acquired by the I/P Partnership will be the amount of money contributed to each acquisition by each purchaser. In fixing such sharing percentages, the General Partner need not give special consideration to risks associated with the ownership of the Working Interests or to costs of equipment which will be owned by the Partnership as a Working Interest owner if such costs will be amortized against the proceeds of oil and gas production in arriving at the amount of net profits from which the I/P Partnership's (as Net Profits Interest holder) share of production is determined. If the amount of money contributed by each purchaser ever is not the primary factor in determining such sharing of net profits, then the sharing will be based upon a valuation of the respective interests made by an Independent Petroleum Engineer. If the I/P Partnership acquires a Royalty Interest in a Producing Property in which a Working Interest is acquired by the Partnership, each participant's portion of the purchase price will be determined on the basis of an appraisal by an Independent Petroleum Engineer of the fair market values of the respective interests in the property being acquired (taking into account the tax consequences applicable to the several participants). If the General Partner or an Affiliate other than an Affiliated Program acquires an interest in any such property acquisition, such appraisal will be performed by an Independent Petroleum Engineer and if the aggregate revenue interest of the General Partner and its Affiliates in any Affiliated Program participating in such a property acquisition is greater than their aggregate revenue interest in the I/P Partnership, then with respect to the property interests so acquired the greater aggregate revenue interest shall be reduced so as not to exceed the lesser revenue interest.

      F. The General Partner may cause the Partnership to acquire assets which may otherwise not be considered suitable for investment or operation by the Partnership if they are acquired as part of a package consisting primarily of Producing Properties; provided, however, that in the event any such assets are acquired by the Partnership, the General Partner shall use its best efforts to sell or otherwise dispose of such assets for value as soon as practical and any proceeds realized from such sale or disposition shall be allocated among the General Partner and the Unit Holders in the same proportions as the costs thereof were charged to their respective accounts.

      Section 4.4  Prohibited Transactions
      ------------------------------------

      Notwithstanding any other provision of this Agreement to the contrary, the following transactions are expressly prohibited:

                (i) the Partnership shall not make any loans to or purchase a production payment from the General Partner or any Affiliate;

                (ii) neither the General Partner nor any Affiliate shall make any loans to the Partnership except at a rate of interest not in excess of the interest cost incurred by the General Partner or Affiliates or the amount of interest that would be charged to the Partnership (without regard to the General Partner's or Affiliate's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, whichever is lower, and the General Partner and Affiliates shall not receive points or financing charges or fees regardless of the amount;

               (iii) except as expressly contemplated hereby, no agent, attorney, accountant or other independent consultant or contractor who is also employed on a full-time basis by the General Partner or any Affiliate shall be compensated by the Partnership for his or her services;

               (iv) other than those received for the account of the Partnership, no rebates may be received by the General Partner or any Affiliate in connection with Partnership operations or expenditures, nor may the General Partner or any Affiliate participate in any reciprocal business arrangement that would circumvent any of the provisions of this Agreement;

                (v) on a monthly basis,  costs paid and revenues received by the
      General Partner or an Affiliate for the account of the Partnership shall be determined and the net amount resulting from such monthly settlement shall be deposited into a Partnership Account and no funds which, after such monthly settlement, are determined to be held for the account of the Partnership shall be kept in any account other than a Partnership Account, and the General Partner shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership; it being understood that the General Partner may invest Partnership funds temporarily in the investments set forth in Section 10.3 of this Agreement pending their use by the Partnership. After such monthly settlement, Partnership funds may not be commingled with separate funds of the General Partner or any other Person; and

               (vi) the Partnership shall not make any advance payment to the General Partner or its Affiliates, except where necessary to secure tax benefits of prepaid drilling costs.

      Section 4.5  Restrictions on the Authority of the General Partner
      -----------------------------------------------------------------

      A. Anything in this Agreement to the contrary notwithstanding, it is agreed that:

                (i) the General Partner and its Affiliates shall not take any action with respect to the assets or property of the Partnership which does not benefit primarily the Partnership, including:

                      (a)   the   utilization   of   Partnership    funds   as
            compensating balances for the benefit of the General Partner or an Affiliate of the General Partner; and

                      (b)   the   commitment   of   future   production   from
            Partnership Properties;

               (ii) all benefits from marketing arrangements or other relationships affecting property of the General Partner or its Affiliates and the Partnership shall be fairly and equitably apportioned according to the respective interests of each;

               (iii) neither the General Partner nor any Affiliate may profit itself by Development Drilling, Identified Development Drilling or Improved Recovery operations in contravention of its fiduciary obligation to the Partnership; and

               (iv) neither the General Partner nor any Affiliate shall render to the Partnership any oil field, equipage, drilling or other services nor sell or lease to the Partnership any equipment or supplies unless:

                      (a) such Person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other Persons in the oil and gas industry in addition to drilling and income programs in which the General Partner and its Affiliates have an interest;

                      (b) the compensation, price or rental therefor is competitive with the compensation, price or rental of other Persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership; and

                      (c) the drilling services are billed on either a per foot, per day or per hour rate, or some combination thereof; provided that, if such Person is not engaged in a business within the meaning of subdivision (a), then such compensation, price or rental shall be the cost of such services, equipment or supplies to such Person or the competitive rate which could be obtained in the area, whichever is less.

      B.   The General Partner shall not have the authority to:

                (i) do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

               (ii) confess a judgment against the Partnership;

               (iii)  possess   Partnership   Property  or  assign,   pledge  or
      hypothecate rights in specific Partnership Property for other than a Partnership purpose except as otherwise permitted in Section 4.3D;

               (iv) admit a Person as a General Partner or a Substituted Limited Partner or permit any transfer of Units except as otherwise provided herein; or

                (v) knowingly perform any act which would result in loss of the Depositary's or any Substituted Limited Partner's status as a limited partner under the Act or the laws of the State or the loss of limited liability under the laws of any other jurisdiction in which the Partnership is doing business, or would subject the Depositary or any Unit Holder to liability as a general partner in any jurisdiction including use of the Depositary's or a Unit Holder's name in conducting the business of the Partnership.

      C. The General Partner shall not lease, sell, abandon or otherwise dispose of any assets of the Partnership to the General Partner or to any of its Affiliates, except as otherwise permitted by this Agreement; provided, however, that if the Partnership should own any inventory or other materials, such inventory or materials may be transferred to the General Partner or any of its Affiliates at the applicable rates set forth in the standard form of accounting procedure then recommended by the Council of Petroleum Accountants Societies of North America.

      D. Notwithstanding any other provision of this Agreement to the contrary, without the prior Consent of Unit Holders owning 50% or more of the outstanding Units granted pursuant to the provisions of Article Twelve of this Agreement, the General Partner shall not:

                (i) lease, sell or dispose of all or substantially all of the Partnership's assets except pursuant to Article Nine of this Agreement;

                (ii) make, exercise or deliver any general assignment for the benefit of the Partnership's creditors; or

               (iii) except as set forth in Sections 8.1F or 11.1A, amend any provision of this Agreement.

      Section 4.6  Construction of Gas Gathering Lines
      ------------------------------------------------

      The General Partner may cause the Partnership to construct gas gathering lines if, in the opinion of the General Partner, it would be economically feasible and otherwise consistent with prudent operating practice to do so. The costs of any such gathering lines will be deemed to be Operating Costs and shall be charged to the accounts of the General Partner and Unit Holders as such. The General Partner may, in its discretion, construct, or cause an Affiliate of the General Partner or other person to construct, gathering lines from Partnership Wells to gas transmission systems. Whenever the General Partner constructs, or causes an Affiliate of the General Partner to construct, a gathering line from a Partnership Well to a gas transmission system, the Partnership shall pay the General Partner or such Affiliate an amount that is not greater than the compensation that an unrelated party could have reasonably charged in an arm's-length transaction for similar services in the area as a transmission fee for the transmission of all gas through the gathering system so constructed, and no other transmission fee shall be paid to the General Partner or to any Affiliate.


      Section 4.7 Contracts with the General Partner and Affiliates
      -------------------------------------------------------------

      All services (other than services provided pursuant to this Agreement) provided to the Partnership by the General Partner or any Affiliate for which it is compensated shall be embodied in a written contract precisely setting forth the services to be rendered and the compensation to be paid. Each contract relating to a transaction between the Partnership and the General Partner or any Affiliate shall contain a provision which shall permit termination of the contract by the affirmative vote of Unit Holders owning more than 50% of the outstanding Units without penalty on 30 days' prior written notice.

      Section 4.8  Farmouts
      ---------------------

      The General Partner may dispose of Producing Properties by sale or Farmout when it, exercising the standard of a prudent operator, determines that (a) the Partnership lacks sufficient funds to conduct Development Drilling, Identified Development Drilling or Improved Recovery operations on the properties and cannot obtain suitable alternative financing for such Development Drilling, Identified Development Drilling or Improved Recovery operations; (b) the properties have been downgraded by events occurring after assignment to the Partnership to the point that additional Development Drilling, Identified Development Drilling, Improved Recovery operations or continued production would no longer be desirable to the Partnership; (c) Development Drilling, Identified Development Drilling or Improved Recovery operations on the properties would result in an excessive concentration of Partnership funds on a Producing Property creating, in the opinion of the General Partner, undue risk to the Partnership; or (d) the best interests of the Partnership would be served by the sale or Farmout. The Partnership shall not conduct any drilling of wells other than Development Drilling and Identified Development Drilling; provided, however, that the drilling of wells other than Development Drilling and Identified Development Drilling may be performed on behalf of the Partnership pursuant to Farmouts or when such drilling may be deemed necessary or appropriate to preserve or protect the Partnership's interest in or the production from a Producing Property. Any sale, Farmout or similar agreement between the Partnership and the General Partner, Affiliate or Affiliated Program will be permitted under the restrictions set forth in this Article Four and will be subject to the following conditions:

                (i) the General Partner, exercising the standard of a prudent operator, shall determine that the sale, Farmout or similar agreement is in the best interests of the Partnership; and

                (ii) the terms of the sale, Farmout or similar agreement are consistent with and in any case no less favorable than those utilized in the same geographic area for similar arrangements.

Except as required by Section 4.3B(iii) or (iv), a Partnership shall acquire only those Leases that are reasonably required for the operations of the Partnership, and no Leases shall be acquired for the purpose of subsequent sale or Farmout, unless such Leases are a part of an acquisition which is sold as a package only, or unless the acquisition of undeveloped Leases by the Partnership is made after a well has been drilled nearby by third parties to a depth sufficient to indicate that such an acquisition is in the best interests of the Partnership.

       Section 4.9  Other Operations
       -----------------------------

      The General Partner shall devote such time to the Partnership as is reasonably required to carry on the Partnership business, and the General Partner and its Affiliates shall at all times be free, subject to any restrictions contained herein, to engage in all aspects of the Hydrocarbons and natural resources business for their own accounts and for the accounts of others. Without limiting the generality of the foregoing, the General Partner and its Affiliates shall have the right to organize and operate other partnerships, joint ventures or other oil and gas investment programs whether similar or dissimilar to the Partnership.

      Section 4.10  Prosecution, Defense and Settlement of Claims;
                    Indemnification
      ------------------------------------------------------------

      A. The General Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity at the expense of the Partnership as may be necessary to enforce or protect the interests of the Partnership. The General Partner shall satisfy any judgment, decree, decision or settlement, first, out of any insurance proceeds available therefor, next, out of the Partnership assets and Revenues, and, finally, out of the assets of the General Partner.

      B. The General Partner shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner. The General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partner. Any indemnification under this
Section 4.10 shall be satisfied solely out of the assets and Revenues of the Partnership. All amounts payable under this Section 4.10 shall be a liability of the Partnership only and the Unit Holders and the Depositary will not have any liability therefor.

      C. Notwithstanding the above, the General Partner shall not be indemnified for liabilities arising under federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations and the court approves such indemnification and the litigation costs thereof; or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approves such indemnification and the litigation costs thereof. In any such case, the General Partner shall apprise the court of the current published positions, if any, of the Securities and Exchange Commission, the Massachusetts State Securities Administrator and other applicable state securities administrators regarding indemnification of program sponsors prior to obtaining court approval of any such indemnification.

      D. The Partnership shall not incur the costs of that portion of insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified under this Section 4.10.

      Section 4.11  Duties and Obligations of the General Partner
      -----------------------------------------------------------

      The General Partner shall:

                (i) use its best efforts to take all actions that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership or partnership in commendam under the laws of the State and the laws of any other jurisdiction in which the Partnership is doing business;

                (ii) devote to the Partnership the time that it shall deem to be necessary to conduct the Partnership's business and affairs in the best interests of the Partnership;

               (iii) be under a fiduciary duty and obligation to conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and use of all Partnership funds and assets (whether or not in the immediate possession or control of the General Partner) and the use thereof for the benefit of the Partnership;

               (iv) at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest;

                (v) prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership;

               (vi) cause the Partnership to pay any taxes payable by the Partnership;

               (vii) use its best efforts to cause the Partnership to be formed, reformed, qualified to do business, or registered under any applicable assumed or fictitious name statute or similar law in any state in which the Partnership then owns property or transacts business, if such formation, reformation, qualification or registration is necessary or advisable in its counsel's opinion to protect the limited liability of the Depositary and the Unit Holders or to permit the Partnership lawfully to own property or transact business;

            (viii) cause to be filed the Certificate of Limited Partnership as required by the Act and any necessary amendments to the Certificate of Limited Partnership and other similar documents that are required by law to be filed and recorded for any reason, in the office or offices that are required under the laws of the State or any other state in which the Partnership is then formed or qualified;

               (ix) do all other acts and things (including making publications or periodic filings of this Agreement or amendments hereto or other similar documents without the necessity of mailing or delivering copies of them to each Unit Holder) that may now or hereafter be deemed by the General Partner to be necessary,

                       (a) for the perfection and continued maintenance of the Partnership as a limited partnership under the laws of the State,

                       (b) to protect the limited  liability  of the  Depositary
            and the Unit Holders under the laws of the State and other jurisdictions in which the Partnership is doing business, and

                       (c) to cause this Agreement, certificates or other documents to reflect accurately the agreement of the Partners and the Unit Holders, the identity of the Depositary as the sole initial Limited Partner and the amount of the Capital Contribution made by the Depositary on behalf of the Unit Holders;

                (x) from time to time submit to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator; and

               (xi) inform each Unit Holder of all  administrative  and judicial proceedings for an adjustment at the Partnership level for partnership tax items and forward to each Unit Holder within 30 days of receipt all notices received from the Internal Revenue Service regarding the commencement of a partnership level audit or a final partnership administrative adjustment, and perform all other duties imposed by Sections 6221 through 6232 of the Code on the General Partner as "tax matters partner" of the Partnership, including those set forth in Section 4.2A (xxvi) of this Agreement.

       Section 4.12  Compensation of the General Partner
       -------------------------------------------------

      A. Except as provided in Articles Four and Five, the General Partner shall not, either in its capacity as General Partner or in its individual capacity, receive any salary, fees or profits from the Partnership.

      B. In consideration of its payment of Organization and Offering Costs, the General Partner shall be paid by the Partnership an amount equal to the aggregate of: (i) 3.5% of individual Unit Holders' Subscriptions for less than 10,000 Units, (ii) 2.5% of individual Unit Holders' Subscriptions for 10,000 Units or more but less than 20,000 Units, (iii) 1.5% of individual Unit Holders' Subscriptions for 20,000 Units or more but less than 30,000 Units, and (iv) 1.0% of individual Unit Holders' Subscriptions for 30,000 Units or more, and in consideration of its services rendered in connection with the Partnership's acquisition of Producing Properties and the conduct of its business operations, the General Partner shall be paid the Acquisitions and Operations Fee in an amount equal to 3.5% of the Unit Holders' Subscriptions.

      C. The General Partner shall be reimbursed by the Partnership for General and Administrative Costs and Direct Administrative Costs incurred by it on behalf of the Partnership, and such costs shall be allocated among the Partners as set forth in Section 5.1 of this Agreement. The aggregate amount of General and Administrative Costs allocable to the accounts of the Unit Holders for which the General Partner will be reimbursed will not, (i) in the first 12 months following Activation of the Partnership, exceed an amount equal to 2.5% of the Unit Holders' Subscriptions, and (ii) in any succeeding 12-month period, exceed an amount equal to 1% of the Unit Holders' Subscriptions; provided, however, that notwithstanding the foregoing, the amount of such General and Administrative Costs allocated to the Unit Holders during each of the third and subsequent 12-month periods of Partnership operations shall not exceed an amount equal to 15% of Revenues allocable to their accounts. All General and Administrative Costs allocable to the accounts of the Unit Holders will be paid solely out of Revenues allocable to the Unit Holders. To the extent that the General Partner determines that Revenues are insufficient to permit reimbursement in full of such General and Administrative Costs in the period in which they are incurred or accrued (or the General Partner elects to receive less than the full amount payable in order that funds may be available for distribution to Unit Holders or any other reason) or the amounts actually reimbursed by the Partnership do not exceed the foregoing limitations, such unpaid or unused General or Administrative Costs may be carried forward or backwards and increase the maximum amount of reimbursable General and Administrative Costs for any other period.

      Section 4.13  Dealer Manager
      ----------------------------

      The Dealer Manager shall have no duties, responsibilities or obligations to the Partnership, the General Partner, the Depositary or any Unit Holder as a consequence of its right to receive Commissions, except to the extent provided under the Securities Act of 1933, as amended. The Dealer Manager has not assumed, and will not assume, any responsibility with respect to the Partnership nor will it be permitted by the General Partner to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Partnership subsequent to the date on which the Partnership is Activated.


                                  ARTICLE FIVE

                          ALLOCATIONS AND DISTRIBUTIONS

      Section 5.1  Allocation of Costs and Expenses
      ---------------------------------------------

      All fees and payments to the General Partner required by Section 4.12B, Commissions and costs incurred in connection with Identified Development Drilling (including any interest, commitment fees and other finance charges with respect to borrowing incurred in connection therewith) and Property Acquisition Costs will be charged 99% to the Unit Holders and 1% to the General Partner. All Organization and Offering Costs will be charged entirely to the General Partner (in consideration of which the General Partner will be paid the amount provided in the first sentence of Section 4.12B). Except as otherwise provided in this Article Five, Operating Costs, costs and expenses of Development Drilling, General and Administrative Costs, Direct Administrative Costs and all other Partnership costs and expenses will be charged to the accounts of the General Partner and the Unit Holders in the same proportions that Revenues are being allocated to them at the time such costs and expenses are incurred. Notwithstanding anything to the contrary contained herein, if and to the extent the Partnership sells any Producing Property and applies any portion of the proceeds thereof to the purchase of any additional Producing Properties, the Property Acquisition Costs of the additional Producing Properties shall, to the extent of the amount of such proceeds, be allocated to and borne by the General Partner and the Unit Holders in the same proportions that such sale proceeds were allocated and credited to them.

      Section 5.2  Allocation of Revenues
      -----------------------------------

      A. Investment Income will be allocated 99% to the Unit Holders and 1% to the General Partner. Except as otherwise provided in this Article Five and in
Section 4.3F, until Payout, all other Partnership Revenues will be allocated 95% to the Unit Holders and 5% to the General Partner. After Payout, Revenues will be allocated 85% to the Unit Holders and 15% to the General Partner; provided, however, that if, at Payout, the total amount of cash distributed by the Partnership to the Unit Holders from the commencement of the Property Investment Period has averaged on a twelve-month basis an amount that is less than 12% of the Unit Holders' Subscriptions, the percentage of Revenues allocated to the General Partner will increase to only 10% and the Unit Holders will be allocated 90% thereof until such time, if ever, that the distributions to the Unit Holders from the commencement of the Property Investment Period reaches a twelve-month average equal to at least 12% of the Unit Holders' Subscriptions, at which time Revenues will thereafter be allocated 15% to the General Partner and 85% to the Unit Holders. As used herein the "Property Investment Period" shall mean that period which begins with the first day of the calendar quarter following either
(i) the calendar quarter during which 90% of the Partnership's capital available for purchasing Producing Properties has been so expended, or (ii) the calendar quarter in which 50% of the Partnership's capital available for purchasing Producing Properties has been so expended, as the General Partner shall elect. Where proceeds from the Sale of all or any part of the Partnership's Producing Properties are distributed to the Partners and a portion of the distributable amount attributable to such Sale proceeds is sufficient in amount to cause Payout to occur in accordance with the allocation percentages in effect until Payout, Payout shall be deemed to occur such that Revenues attributable to the distributed portion of such Sale proceeds in excess of the portion of Sales proceeds sufficient in amount to cause Payout to occur shall be allocated in accordance with the allocation percentages in effect after Payout.

      B. Notwithstanding the other provisions of this Section 5.2 and except as provided in Section 4.3F, if the allocation of Revenues realized from the sale of any Hydrocarbon property would result in the recognition of a "simulated loss", as such term is defined in Treasury Regulation Sec. 1.704-1(b), by the Partnership, then such Revenues shall, to the extent of the amount of the "simulated adjusted tax basis", as such term is defined in Treasury Regulation Sec. 1.704-1(b), of such Hydrocarbon property, be allocated to the General Partner and the Unit Holders in the same proportions that the aggregate adjusted tax basis of such property was allocated to them (or their predecessors in interest) pursuant to Section 5.5(u).

      Section 5.3  Allocations Among Unit Holders
      -------------------------------------------

      A. Allocations of costs, expenses and Revenues to the Unit Holders other than Substituted Limited Partners herein shall be actually allocated to the Depositary for the account of the Unit Holders. All profits and losses and each item of Revenues, gain, loss, cost, deduction or credit allocated to the Unit Holders, as a class, shall be allocated to each Unit Holder in the ratio that
(i) the number of Units held of record by each Unit Holder as of the first day of each month during the period ("Monthly Record Date") bears to (ii) the aggregate number of Units outstanding on each such Monthly Record Date. Distributions pursuant to Section 5.7 hereof will be made to Unit

Holders of record on the first day of the calendar quarter to which the distribution relates in the ratio which (x) the number of Units owned of record by each Unit Holder on such date bears to (y) the aggregate number of Units outstanding on such date. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

      B. Except as provided in subsections (i) through (iv) of this Section 5.3B, in the case of a change in a Unit Holder's interest in the Partnership during a taxable year of the Partnership, all Partnership Revenues, gain, loss, deduction or credit allocable to the Unit Holders shall be allocated pursuant to
Section 5.3A above to the Persons who were Unit Holders during the period to which such item is attributable in accordance with the Unit Holders' interests in the Partnership during such period regardless of when such item is paid or received by the Partnership.

                (i) With respect to certain "allocable cash basis items" (as such term is defined in the Code) of Partnership Revenues, gain, loss, deduction or credit, if, during any taxable year of the Partnership there is change in any Unit Holder's interest in the Partnership, then, except to the extent provided in regulations prescribed under Section 706 of the Code, each Unit Holder's allocable share of any "allocable cash basis item" shall be determined by (i) assigning the appropriate portion of each such item to each day in the period to which it is attributable, and (ii) allocating the portion assigned to any such day among the Unit Holders in proportion to their interests in the Partnership at the close of such day.

                (ii) If, by adhering to the method of allocation described in the immediately preceding subsection of this Section 5.3B, a portion of any "allocable cash basis item" is attributable to any period before the beginning of the Partnership taxable year in which such item is received or paid, such portion shall be (a) assigned to the first day of the taxable year in which it is received or paid, and (b) allocated among the persons who were Unit Holders in the Partnership during the period to which such portion is attributable in accordance with their interests in the Partnership during such period.

               (iii) If any portion of any "allocable cash basis item" paid or received by the Partnership in a taxable year is attributable to a period after the close of that taxable year, such portion shall be (a) assigned to the last day of the taxable year in which it is paid or received, and
      (b) allocated among the persons who are Unit Holders in proportion to their interests in the Partnership at the close of such day.

               (iv) If any deduction is allocated to a person with respect to an "allocable cash basis item" attributable to a period before the beginning of the Partnership taxable year and such person is not a Unit Holder of the Partnership on the first day of the Partnership taxable year, such deduction shall be capitalized by the Partnership and treated in the manner provided for in Section 755 of the Code.

       Section 5.4  Capital Accounts
       -----------------------------

      Capital Accounts shall be established and maintained for the General Partner and each Unit Holder in accordance with tax accounting principles and with valid regulations issued by the U.S. Treasury Department under subsection 704(b) of the Code (the "704 Regulations"). To the extent that tax accounting principles and the 704 Regulations may conflict, the latter shall control. In connection with the establishment and maintenance of such Capital Accounts, the following provisions shall apply:

                (i) The General Partner's or Unit Holder's Capital Account shall be (x) increased by the amount of cash contributed by or on behalf of the General Partner or Unit Holder, the fair market value of property contributed by it or on its behalf to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under section 752 of the Code) and allocations to it of income and gain (except to the extent such income or gain has previously been reflected in its Capital Account by adjustments thereto) and (y) decreased by the amount of cash distributed to the General Partner or Unit Holder, the fair market value of property distributed to the General Partner or Unit Holder by the Partnership (net of liabilities securing such distributed property that the General Partner or Unit Holder is considered to assume or take subject to under section 752 of the Code) and allocations to it of Partnership loss, deduction (except to the extent such loss or deduction has previously been reflected in its Capital Account by adjustments thereto) and expenditures described in section 705(a)(2)(B) of the Code.

                (ii) In the event Partnership Property is distributed to the General Partner or Unit Holder, then, before the Capital Account of the General Partner or Unit Holder is adjusted as required by clause (i) of this Section 5.4, the Capital Accounts of the General Partner and Unit Holders shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such Partnership Property (that has not been reflected in such Capital Accounts previously) would be allocated among the General Partner and Unit Holders if there were a taxable disposition of such Partnership Property for its fair market value on the date of distribution.

               (iii) If, pursuant to this Agreement, Partnership Property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such Partnership Property, then the General Partner's and Unit Holders' Capital Accounts shall be adjusted in accordance with the 704 Regulations for allocations to the General Partner and Unit Holders of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such Partnership Property.

               (iv) The General Partner's and Unit Holders' Capital Accounts shall be reduced by a simulated depletion allowance computed on each oil or gas property using either the cost depletion method or the percentage depletion method (without regard to the limitations under the Code which could apply to fewer than all of the General Partner and Unit Holders); provided, however, that the choice between the cost depletion method and the percentage depletion method shall be made on a property-by-property basis and such choices shall be binding for all Partnership taxable years during which such oil or gas property is held by the Partnership. Such reductions for depletion shall not exceed the aggregate adjusted basis allocated to the General Partner and Unit Holders with respect to such oil or gas property. Such reductions for depletion shall be allocated among the General Partner's and Unit Holders' Capital Accounts in the same proportions as the adjusted basis in the particular property is allocated to the General Partner and each Unit Holder. Upon the taxable disposition of an oil or gas property by the Partnership, the Partnership's simulated gain or loss shall be determined by subtracting its simulated adjusted basis (aggregate adjusted tax basis of the General Partner and the Unit Holders less simulated depletion allowances) in such property from the amount realized on such disposition and the General Partner's and Unit Holders' Capital Accounts shall be increased or reduced, as the case may be, by the amount of the simulated gain or loss on such disposition in proportion to the General Partner's and Unit Holders' allocable shares of the total amount realized on such disposition.

                (v) For purposes of determining the Capital Account balance of the General Partner and any Unit Holder as of the end of any Partnership taxable year, the General Partner's and such Unit Holder's Capital Account shall be reduced by:

                       (a) Adjustments that, as of the end of such year, reasonably are expected to be made to the General Partner's and such Unit Holder's Capital Account pursuant to paragraph (b)(2)(iv)(k) of the 704 Regulations for depletion allowances with respect to oil and gas properties of the Partnership, and

                       (b) Allocations of loss and deduction that, as of the end
            of such year, reasonably are expected to be made to the General Partner or such Unit Holder pursuant to Code section 704(e) (2), Code section 706(d), and paragraph (b)(2)(ii) of section 1.751-1 of regulations promulgated under the Code, and

                       (c) Distributions that, as of the end of such year, reasonably are expected to be made to the General Partner or such Unit Holder to the extent they exceed offsetting increases to the General Partner's or such Unit Holder's Capital Account that reasonably are expected to occur during (or prior to) the Partnership taxable years in which such distributions reasonably are expected to be made.

               (vi) The Capital Accounts of the General Partner and Unit Holders which are charged with an item of Partnership expense shall be credited with any portion of that expense which is finally determined, judicially or administratively, to be nondeductible for federal income tax purposes, less any amortization or depreciation thereof incurred prior to the date that the credit is made.

               (vii) In allocating income and costs for any Fiscal Year in which the ratio for sharing and costs changes pursuant to Section 5.2A, the allocations of income and costs shall be made, and the books of the Partnership shall be closed, as soon as practicable after the date Payout occurs, to determine the General Partner's and each Unit Holder's share of prechange income and costs and the General Partner's and each Unit Holder's share of post-change income and costs for that Fiscal Year.

            (viii) Notwithstanding any other provision of this Agreement to the contrary, if, under any provision of this Agreement, the Capital Account of the General Partner or any Unit Holder is adjusted to reflect the difference between the basis to the Partnership of Partnership Property and such Partnership Property's fair market value, then all items of income, gain, loss and deduction with respect to such Partnership Property shall be allocated among the General Partner and the Unit Holders so as to take account of the variation between the basis of such Partnership Property and its fair market value at the time of the adjustment to the General Partner's or such Unit Holder's Capital Account in accordance with the requirements of subsection 704(c) of the Code, or in the same manner as provided under subsection 704(c) of the Code.

                (ix)   Subject only to the provisions of Subsection 5.4(x),

                      (a) There shall be allocated to the General  Partner,  any item of loss, deduction, credit or allowance that, but for this Subsection 5.4(ix) would have been allocated to any Unit Holder that is not obligated to restore any deficit balance in such Unit Holder's Capital Account and would have thereupon caused or increased a deficit balance in such Unit Holder's Capital Account as of the end of the Partnership's taxable year to which such allocation related (after taking into consideration the provisions of Subsection 5.4(v) hereof);

                      (b) Any Unit Holder that is not  obligated  to restore any deficit balance in such Unit Holder's Capital Account who unexpectedly receives an adjustment, allocation or distribution specified in Subsection 5.4(v) hereof shall be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; and

                      (c) In the  event  any  allocations  of  loss,  deduction, credit or allowance are made to the General Partner pursuant to clause (a) of this Subsection 5.4(ix), the General Partner shall be subsequently allocated all items of income and gain until the aggregate amount of such allocations of income and gain is equal to the aggregate amount of any such allocations of loss, deduction, credit or allowance allocated to the General Partner pursuant to clause (a) of this Subsection 5.4(ix)

                (x) In the event there is a net decrease in the "minimum gain," as such term is defined in the 704 Regulations, of the Partnership during a Partnership taxable year, the General Partner and all Unit Holders with deficit Capital Account balances at the end of such year shall be allocated, before any other allocation is made under this Article Five, income and gain of the Partnership for such taxable year (and, if necessary, subsequent years) in the amount and in the proportion necessary to eliminate such deficits as quickly as possible. The allocations required by this Subsection 5.4(x) shall be made as required by and in accordance with Section 1.704-l(b)(4)(iv)(e) of the 704 Regulations. It is intended that the provision set forth in this Subsection 5.4(x) will constitute a "minimum gain chargeback" as described in Section
      1.704-1(b)(4)(iv)(e) of the 704 Regulations. The 704 Regulations shall control in the case of any conflict between the 704 Regulations and this Subsection 5.4(x).

       Section 5.5  Allocations for Federal Income Tax Purposes
       --------------------------------------------------------

      With respect to the various allocations of Partnership Revenues, gain, loss, deduction and credit for federal income tax purposes, it is hereby agreed as follows:

                (i) To the extent permitted by law, all charges, deductions and losses shall be allocated for federal income tax purposes in the same manner as the costs in respect of which such charges, deductions and losses are charged to the General Partner and Unit Holders, respectively. The General Partner and Unit Holders bearing the costs shall be entitled to the deductions (including, without limitation, cost recovery allowances, depreciation and cost depletion) and credits that are attributable to such costs.

                (ii) The Partnership shall allocate to the General Partner and each Unit Holder its portion of the adjusted basis in each depletable Partnership Property as required by Section 613A(c)(7)(D) of the Code based upon the interest of the General Partner or such Unit Holder in the capital of the Partnership as of the time of the acquisition of such Partnership Property. To the extent permitted by the Code, such allocation shall be based upon the General Partner's or said Unit Holder's interest
      (x) in the Partnership capital used to acquire the property, or (y) in the adjusted basis of the property if it is contributed to the Partnership. If such allocation of basis is not permitted under the Code, then basis will be allocated in the permissible manner which the General Partner deems will most closely achieve the result intended above.

               (iii) Partnership Revenues shall be allocated for federal income tax purposes in the same manner as they are allocated to the respective accounts of the General Partner and Unit Holders pursuant to Sections 5.2,
      5.3 and 5.4 above.

               (iv) Depreciation or cost recovery allowance recapture and recapture of intangible drilling and development costs, if any, due as a result of sales or dispositions of assets shall be allocated in the same proportion that the depreciation, cost recovery allowances or intangible drilling and development costs being restored or recaptured were allocated.

      Section 5.6  Minimum Interest of General Partner
      ------------------------------------------------

      Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the aggregate interest of the General Partner in each material item of Partnership Revenues, gain, loss, deduction or credit shall be equal to at least one percent of each such item at all times during the existence of the Partnership. In determining the General Partner's interest in such items, Units owned by the General Partner shall not be taken into account.

      Section 5.7  Distributions
      --------------------------

      The Partnership's cash available for distribution will be distributed to the Unit Holders and the General Partner in the same proportions that Partnership Revenues have been allocated to them after giving effect to previous distributions and to portions of such Revenues theretofore used or retained to pay costs incurred or expected to be incurred in conducting Partnership operations or to repay borrowings theretofore or expected to be thereafter obtained by the Partnership. Amounts which otherwise would constitute cash available for distribution and which consist of proceeds from the sale of Producing Properties may be used or committed to acquire additional Producing Properties at any time within 36 months of the Activation of the Partnership. Within 50 days after the end of each calendar quarter, the General Partner will determine the amount of cash available for distribution and will distribute such amount, if any, to the Unit Holders and the General Partner as promptly thereafter as reasonably possible. The General Partner's determination of the cash available for distribution will be conclusive and binding upon all Partners. In no event, however, shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received Revenues from the previous four quarters, less paid and accrued Operating Costs with respect to such Revenues.

                                   ARTICLE SIX

                   WITHDRAWAL OR REMOVAL OF GENERAL PARTNER
           OR GENERAL PARTNER'S INTEREST IN PARTNERSHIP PROPERTIES

      Section 6.1 Withdrawal of General Partner or General Partner's Interest in Partnership Properties
      ------------------------------------------------------------------------


      A. The General Partner (including by definition any successor General Partner) shall have the right to retire or withdraw upon 120 days' Notification to the Unit Holders, subject to its obligation to pay all costs and expenses incurred by the Partnership by virtue of such retirement or withdrawal; provided, however, that no such retirement or withdrawal shall be permitted before the fifth anniversary of the Activation of the Partnership without the Consent of the Unit Holders owning 50% or more of the outstanding Units.

      B. The General Partner may, from time to time and upon at least 90 days' Notification to the Unit Holders and without withdrawing from or resigning its position as General Partner, cause the Partnership to distribute, in partial liquidation of its interest in the Partnership, to the General Partner fractional, undivided interests in the Producing Properties of the Partnership (such interest of the General Partner in a Producing Property distributed is hereinafter referred to as the "Distributed Interest") up to an aggregate interest equal in value to 80% of the value of the Producing Properties of the Partnership that it would have been entitled to upon a hypothetical liquidation of the Partnership after application of the provisions of Section 9.2 (the interest in a Producing Property of the General Partner retained in the Partnership is hereinafter referred to as the "Retained Interest"); provided, however, that no such distribution shall occur unless the General Partner obtains an opinion of counsel to the Partnership to the effect that such distribution will not result in any material adverse tax consequence to the Unit Holders or the Partnership. Notwithstanding anything to the contrary in this Agreement, in the event that any such distribution is made, the General Partner shall:

                (1) make appropriate adjustments in the Capital Account of the General Partner and in the allocation of Partnership Revenues, expenses and costs to assure that the General Partner will not share or participate in any of the capital, costs, Revenues or distributions attributable to the Producing Properties of the Partnership except to the extent of the Retained Interest of the General Partner;

                (2) not voluntarily or otherwise dispose of its Distributed Interest unless the undivided interest of the Partnership in such Producing Properties is also sold or disposed of for a proportionately equivalent consideration;

                (3)  ensure  that  the  Unit  Holders'   share  of  General  and
      Administrative Costs and Direct Administrative Costs does not increase as a result of such withdrawal; and

                (4) indemnify the Unit Holders against any expenses resulting from such withdrawal.

      Section 6.2  Assignment of General Partner Interest
      ---------------------------------------------------

      Subject to Section 12.3 and Section 6.5B, upon obtaining the Consent of Unit Holders owning more than 50% of the outstanding Units, the General Partner may assign or transfer its General Partner interest to a Person which shall become a successor General Partner; provided, however, that no such Consent shall be required in connection with an assignment or transfer pursuant to the merger, consolidation or transfer of all or substantially all of the assets of the General Partner.

      Section 6.3  Removal of General Partner
      ---------------------------------------

      A. Subject to Section 12.3, the Unit Holders owning more than 50% of the outstanding Units, shall have the authority to, and shall, remove the General Partner.

      B. (i) If the Unit Holders elect to remove the General Partner as permitted under this Section, and further elect to continue the business of the Partnership with one or more successor General Partners, the removed General Partner shall not be removed until a successor General Partner has been selected by the Unit Holders and admitted to the Partnership pursuant to Section 11.2.

      (ii) Notwithstanding Section 3.6B, any General Partner who shall withdraw or be removed shall be released and indemnified by any successor General Partner from and against all liability for Partnership debts and obligations incurred by the Partnership prior to the time of such removal.

      Section 6.4  Option to Purchase Interest from Former General Partner
      --------------------------------------------------------------------

      In the event the General Partner withdraws or is removed and a successor General Partner is selected, the incoming General Partner and the departing
General Partner shall, by mutual agreement, select an independent petroleum consultant to value the departing General Partner's interest in the Partnership. The incoming General Partner, or the Partnership, shall have the option to purchase at least 20% of the interest of the departing General Partner (including any Distributed Interests distributed to the General Partner pursuant to Section 6.lB) for the value determined by the independent appraisal. The departing General Partner's interest in the Partnership shall be transferred to the successor General Partner, and the successor General Partner shall assign to the departing General Partner a portion of Partnership Revenues, costs and rights to receive Partnership distributions as and when such items are allocated or distributed, as the case may be, by the Partnership equal to the percentage interest of the departing General Partner in the Partnership prior to removal, less the portion purchased by the successor General Partner or the Partnership.

      Section 6.5  Power to Admit Successor General Partner
      -----------------------------------------------------

      A. If the General Partner has withdrawn or been removed, Unit Holders owning more than 50% of the outstanding Units shall have the right and authority to appoint and admit a successor General Partner meeting the requirements of
Section 6.5B to take the place of the departing General Partner.

      B. If there is admitted to the Partnership a successor General Partner, such admission shall not become effective unless (a) the Partnership shall have received a certificate, duly executed by or on behalf of such proposed successor General Partner, to the effect that: (i) it is experienced in performing (or employs sufficient personnel who are experienced in performing) functions of the type then being performed by the departing General Partner, (ii) it has a net worth sufficient to satisfy the net worth requirements of the Code, Treasury Regulations, the Internal Revenue Service or the courts applicable to a general partner in a limited partnership in order to ensure that the Partnership will not fail to be classified for federal income tax purposes as a partnership and
(iii) such Person, if other than an individual, has the authority to become a successor

General Partner under the terms of this Agreement; and (b) the proposed successor General Partner shall have (i) become a party to, and adopted all of the terms and conditions of this Agreement and (ii) paid all reasonable legal fees of the Partnership and filing and publication costs in connection with such Person's becoming a successor General Partner. The Certificate of Limited Partnership shall be amended to reflect the withdrawal of the former General Partner and the admission of the successor General Partner.

      Section 6.6  Incapacity of the General Partner
      ----------------------------------------------

      A. In the event of the Incapacity of the General Partner, the Partnership shall be dissolved. However, within 90 days thereafter the Unit Holders owning more than 50% of the outstanding Units may elect to reconstitute the Partnership prior to application of the liquidation provisions of Section 9.2.

      B. Upon the Incapacity of the General Partner, the Person who is its legal representative shall have all the rights of a General Partner for the purpose of settling or managing its estate and such power as the Incapacitated General Partner possessed to assign all or any part of its interest and to join with such assignee in satisfying conditions precedent to such assignees becoming a substituted General Partner.

      Section 6.7  Termination of Contracts with General Partner
      ----------------------------------------------------------

      Subject to and upon fulfilling the conditions of Section 12.3, the power shall be vested in the Unit Holders owning more than 50% of the outstanding Units to terminate any or all contracts between the General Partner or any Affiliate and the Partnership, and select a replacement Person therefor.


                                  ARTICLE SEVEN

             ASSIGNMENT OF LIMITED PARTNER INTERESTS TO UNIT HOLDERS

      Section 7.1  Assignments of the Interests of Depositary
      -------------------------------------------------------

      A. Pursuant to Sections 7.1B and 13.1, the Depositary shall issue to each Person purchasing one or more Units a Depositary Receipt evidencing such Units. The Partnership shall recognize as a Unit Holder, for the number of Units for which the Partnership has received proceeds, each Person to whom the Depositary issues a Depositary Receipt as of the date provided in Section 13.1 or otherwise as the General Partner shall determine in accordance with the provisions of this Agreement.

      B. The Depositary, by the execution of this Agreement, irrevocably assigns to the Unit Holders all of the Depositary's beneficial (but not the record) rights and interest in and to the Partnership, except as otherwise provided herein, as of the date of Activation of the Partnership. The rights and interest so transferred and assigned shall include, without limitation, the following:

                (i) all rights to receive distributions of uninvested Capital Contributions pursuant to Section 3.4 and the right to receive rebates of Commissions and Organization and Offering Costs pursuant to Section 3.4;

                (ii) all rights to receive distributions of Partnership funds or assets under the terms of this Agreement or under the Act;

              (iii) all rights in respect of allocations of each item of Revenues, gain, loss, deduction and credit pursuant to Article Five;

                (iv)  all  rights  in  respect  of   allocations   to  Capital
      Accounts pursuant to Section 5.4;

                (v) all rights to receive any proceeds of liquidation of the Partnership pursuant to Section 9.2;

                (vi) all rights to inspect books and records and to receive reports pursuant to Article Ten;

              (vii) the right to bring  derivative  actions  pursuant to the Act
      (in the event any such action must be brought in the name of the Depositary as a Limited Partner, the Depositary agrees to bring such action, at the expense of the Unit Holder(s) requesting such action); and

              (viii) all rights which the Depositary has, or may have in the future, under this Agreement or the Act, except as otherwise provided herein.

      C. The General Partner, by the execution of this Agreement, and any Substituted Limited Partner, by its adoption of this Agreement, pursuant to
Section 7.3, irrevocably consents to and acknowledges that (i) the foregoing assignment pursuant to Section 7.lB by the Depositary to the Unit Holders of the Depositary's beneficial rights and interest in the Partnership is effective and
(ii) the Unit Holders are intended to be third-party beneficiaries of all rights and privileges of the Depositary hereunder. The General Partner and any Substituted Limited Partner covenant and agree that, in accordance with the foregoing transfer and assignment, all the Depositary's beneficial rights and privileges hereunder may be exercised by the Unit Holders, including, without limitation, those listed in Section 7.lB.

      D. The Depositary, by execution of this Agreement, irrevocably commits to exercise its rights to vote and Consent as a Limited Partner in accordance with directions it receives from the Unit Holders as provided herein.

      E. The Depositary may transfer its interest as the Depositary to another Person only with the Consent of the General Partner and Unit Holders other than Substituted Limited Partners owning more than 50% of the outstanding Units.

      F. All Persons becoming Unit Holders will by their payment for and acceptance of Depositary Receipts agree to comply with and be bound by the terms, conditions and obligations of and will be entitled to all rights of Unit Holders under this Agreement.

      G.   Other  than   pursuant  to  Sections   7.lB,   7.1E  and  7.2,  the
Depositary shall not transfer, assign, encumber, pledge or hypothecate any of its interest in the Partnership.

      Section 7.2  Rights of Unit Holders
      -----------------------------------

      A. In accordance with the transfer and assignment described in Section 7.1B, it is the intention of the parties hereto that, except to the extent set forth in Section 3.6B, Unit Holders shall have the same rights and obligations that Limited Partners have under this Agreement and under the Act. The fiduciary duties and obligations of the General Partner to Limited Partners under the Act and this Agreement shall extend to the Unit Holders.

      B. Without limiting the generality of Section 7.2A, persons who become Limited Partners pursuant to Section 7.3 below and other Unit Holders shall share pari passu on the basis of one Limited Partner interest for one Unit, and shall be considered a single class, with respect to all rights to receive distributions and allocations pursuant to this Agreement.

      C. Subject to Section 12.2, Unit Holders shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy, or by written consent), as a single class, with each Unit entitled to one vote; provided, however, that the Depositary shall vote on behalf of and only as directed by the Unit Holders who are not Substituted Limited Partners.

      Section  7.3       Conversion of Units  into Limited Partner Interests
      ----------------------------------------------------------------------

      Subject to the consent of the General Partner, which consent may be granted or withheld in its absolute discretion, any Unit Holder who desires to convert his Units into an equal number of Limited Partner interests (which shall be included in the meaning of "Units" as such term is used in this Agreement) may do so following Activation of the Partnership by delivering to the Depositary an executed subscription agreement and transfer application (which are available upon request from the General Partner), accompanied by written instructions which set forth an intention to become a Substituted Limited Partner and request admission as such to the Partnership, together with such other instruments or documents as the General Partner or the Depositary may deem necessary or desirable, including the written acceptance and adoption by such Unit Holder of the provisions of this Agreement and the execution, acknowledgement and delivery to the General Partner of a special power of attorney, the form and content of which are reasonably satisfactory to the General Partner. Such executed documents shall be accompanied by a payment to the Partnership by such Unit Holder of a fee (not to exceed $100) for legal and administrative costs and recording fees. Unit Holders becoming Substituted Limited Partners will be admitted to the Partnership quarterly, or as promptly as possible after the commencement of the next calendar quarter. Persons who effect such conversion will thereafter be deemed to have an equal number of Units of interest as a Limited Partner and the Substituted Limited Partner will not be able to re-exchange such units of Limited Partner interests for Units.

                                  ARTICLE EIGHT

                            TRANSFERABILITY OF UNITS

      Section 8.1  Assignments of Units
      ---------------------------------

      A. Subject to the provisions of Section 8.4, no Unit Holder may assign, sell, transfer or exchange his Units without the approval of the General Partner. In exercising its obligations under this Section 8.lA, the General Partner shall use its best effort to ensure that the terms of transfer are not in contravention of any of the provisions of this Agreement and shall not approve any transfer:

                (i)   to a Person who makes a market in the Units;

                (ii) which is effected through a matching agent unless the procedures of such matching agent with respect to the transfer of Units have been approved by the General Partner as not being incident to a public trading of such securities within the meaning of Code Sections 7704, 469(k) or 512(c);

              (iii) if such sale, assignment, transfer or exchange would be in violation of any applicable federal or state securities laws (including any applicable suitability standard and the restrictions on transfer set forth in Rule 260.141.ll of Title 10 of the California Administrative
      Code) or would cause the Partnership to be taxed as an entity other than a partnership under the Code;

                (iv) if such sale, assignment, transfer or exchange, when aggregated with all other transfers during the same taxable year of the Partnership, would result in both (a) the transfer of more than 5% of the Units (excluding Permitted Transfers) and (b) the transfer of more than 2% of the Units (excluding Permitted Transfers and transfers made through a Matching Service), unless the General Partner shall have received an opinion of counsel that such sale, assignment, transfer or exchange may be made without material adverse tax consequences to the Unit Holders. For purposes of this subsection, the "Permitted Transfers" shall mean: (1) transfers in which the basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Section 732 of the Code; (2) transfers at death; (3) transfers between members of a family (as defined in Section 267(c)(4) of the Code); (4) the issuance of Units by or on behalf of the Partnership in exchange for cash, property or services; (5) distributions from a retirement plan qualified under Section 401(a) of the Code; and (6) Block Transfers. The term "Block Transfer" means the transfer by a Unit Holder in one or more transactions during any thirty consecutive day period of Units representing in the aggregate more than 5% of the total interests in Partnership capital or profits. The term "Matching Service" has the meaning and the conditions to sale ascribed to it in Internal Revenue Service Notice 88-75. For purposes of the above limitations, the percentage of Units transferred during a taxable year shall equal the sum of the monthly percentage of Units transferred. The monthly percentage of Units transferred in any month shall be the percentage equal to a fraction the numerator of which is the number of

      Units transferred during such month and the denominator of which is the number of Units outstanding on the last day of such month, provided that the denominator shall not include Units owned by the General Partner or any Person related to the General Partner (within the meaning of Section 267(b) or 707(b)(l) of the Code);

                (v) except for transfers by gift or inheritance, intra-family transfers, transfers resulting from family dissolutions, transfers to Affiliates or transfers of such transferor's entire remaining holding of Units, any sale, assignment, transfer or exchange of Units that would result in the transferors' holding less than ten (10) Units;

                (vi) except as provided in Section 8.3 unless and until the transferee has certified to the Partnership that he is an Eligible Investor; or

              (vii) to any entity exempt from federal income tax under Section 501 of the Code1 to any Person defined in Section 168(h)(2) of the Code, to any Individual Retirement Account as defined in Section 408(a) of the Code, to any Keogh Plan, to any nonresident alien or to any foreign Entity. The General Partner shall give Notification to all Unit Holders in the event that sales, exchanges, transfers or assignments have generally been suspended.

      B. Any attempted sale, assignment, transfer or exchange in contravention of the provisions of this Section 8.1 shall, unless otherwise determined by the General Partner in its sole discretion, be void and deemed ineffectual and shall not bind or be recognized by the Partnership.

      C. The Partnership need not recognize for any purpose any assignment of Units unless there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged instrument of assignment, and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and in all other respects is satisfactory in form and substance to the General Partner.

      D. The Partnership need not (but, at least in the case of (i) below, may, in its sole discretion, do so) recognize for any purpose any purported sale, assignment or transfer of all or part of the Units, if, in the opinion of counsel:

                (i) such sale, assignment or transfer would cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, or, when added to the total of all other sales or exchanges of interests within the preceding 12 months, would result in the Partnership's being considered to have terminated within the meaning of Section 708 of the Code; and the General Partner is expressly authorized to enforce this provision by suspending transfers if and when any such transfer would result in transfers of interests in the Partnership which represent in the aggregate 50% (or such lower percentage as may be deemed prudent by the General Partner) or more of all Partnership interests;

                (ii) such sale, transfer or assignment would violate any state securities or "blue sky" laws (including any applicable suitability standards) applicable to the Partnership or the Units to be transferred or assigned, except in the case of transfers upon the death of the Unit Holder (by bequest or inheritance) or by operation of law; or

              (iii)  such  sale,   transfer  or   assignment   might  cause  the
      Partnership to be classified as a publicly traded partnership within the meaning of Code Sections 7702, 469(k) or 512(c).

      E. Unless otherwise provided by the General Partner, any sale, assignment or transfer of Units shall be recognized by the Partnership as of the first business day of the calendar quarter following the approval of such assignment or transfer by the General Partner, or as soon thereafter as practicable. The General Partner shall not approve sales, assignments or transfers more frequently than quarterly unless it receives a written opinion of counsel that more frequent approvals shall not jeopardize the Partnership's federal income tax status as a partnership. The Partnership and the General Partner shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for any allocation of Revenues, costs or expenses, distribution or transmittal of reports or notice required to be given to Unit Holders hereunder which is made in good faith to such assignor until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

      F. The General Partner may reasonably interpret, and is hereby authorized to take such action as it deems necessary or desirable to effect, the foregoing provisions of this Section 8.1. The General Partner may, in its reasonable discretion and without the approval of the Unit Holders, amend the provisions of this Agreement in such manner as may be necessary or desirable to (i) preserve the tax status of the Partnership as a partnership or (ii) avoid a classification of the Partnership as a publicly traded partnership within the meaning of Code Sections 7704, 469(k) or 512(c). The General Partner may, in its reasonable discretion and without the approval of the Unit Holders, also amend the provisions of this Agreement to include provisions governing the transferability of interests in the Partnership which may be approved in future legislation, Treasury Regulations, administrative rulings and other pronouncements or judicial decisions. The Unit Holders shall be given prompt Notification of any amendments permitted by this Section 8.lF.

      G. No purported sale, assignment or transfer by a transferor of Units shall be recognized unless (i) the transferor shall have represented that such transfer (x) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Units have been approved by the General Partner as not being incident to a public trading market and not through any other broker-dealer or matching agent or (y) otherwise was not effected through a broker-dealer or matching agent which makes a market in Units or which provides a readily available, regular and ongoing opportunity to holders of Units to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell or exchange Units and (ii) the General Partner determines that the circumstances described in Section 8.1A(iv) have not occurred and will not occur and that otherwise such sale, assignment or transfer would not, by itself or together with any other sales, transfers or assignments, be likely to result in the Partnership's being classified as a publicly traded partnership.

      H. Unit Holders who are residents of the State of California must meet the restrictions on transfers set forth in Rule 260.141-.11 of Title 10 of the California Administrative Code.

      I. Except as provided in Section 8.4, no transfer of Units will be recorded or otherwise recognized by the Depositary or Partnership for any purpose whatsoever unless and until the transferee has certified to the Depositary that he is an Eligible Investor and, unless the transfer is among members of the immediate family of the transferor Unit Holder, has paid a transfer fee to reimburse the Depositary for all actual, reasonable and necessary expenses (not to exceed $50 per transaction) incurred in connection with the transfer.

      J. A transferee who has accepted an assignment of Units shall be deemed to have agreed to comply with and be bound by all of the terms and conditions of this Agreement.

       Section 8.2  Substituted Limited Partners
       -----------------------------------------

      A. The Consent of the General Partner shall be required before the assignee of any Units shall be admitted as a Substituted Limited Partner, which Consent may be withheld in the sole and absolute discretion of the General Partner.

      B. No person shall have the right to become a Substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied:

                (1) a duly executed and acknowledged written instrument of assignment complying with Section 8.1 shall have been filed with the Partnership and recorded on its books, which instrument shall specify the Units being assigned and set forth the intention of the assignor that the assignee succeed to the assignor's interest as a Substituted Limited Partner in his place;

                (2) the transferor and his assignee shall have executed and acknowledged such other instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of the provisions of this Agreement as the same may be amended, his agreement to be bound by the terms hereof, and his execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form and content of which are reasonably satisfactory to the General Partner; and

                (3) a transfer fee sufficient to cover all reasonable expenses connected with such substitution (not to exceed $50) shall have been paid to the Partnership.

      C. By executing or adopting this Agreement, the Depositary, each Substituted Limited Partner and, by the purchase of a Unit, each Unit Holder hereby consents to the admission of Substituted Limited Partners by the General Partner in accordance with the foregoing.

       Section 8.3  Eligible Investors
       -------------------------------

      A. If the General Partner determines that a Unit Holder is not an Eligible Investor then the Unit Holder shall immediately be divested of its rights to Consent on matters submitted to Unit Holders (and no such Units shall be deemed outstanding for purposes of Consents of Unit Holders under this Agreement). At any time after it can and does certify that it has become an Eligible Investor, a Unit Holder may, upon application to the General Partner, retain all of the rights and benefits attributable to his Units.

      B. If at any time (i) the Partnership, the General Partner or the Depositary receives an opinion of counsel to the effect that the citizenship or other status of a Unit Holder may result in the forfeiture or cancellation of a federal Lease or otherwise affects the eligibility of the Partnership to hold federal Leases or (ii) the Partnership or the General Partner is named a party in any judicial or administrative proceeding that seeks the cancellation or forfeiture of any property in which the Partnership has an interest because of the citizenship (or any other status that subjects the Partnership to the risk of losing its eligibility to acquire or hold interests in federal Leases) of any one or more Unit Holders, the General Partner may notify the Unit Holder and purchase the Units of such Unit Holder for its own account, at such time and for such amount as the General Partner may determine in its sole discretion. Nothing in this Section 8.3 shall prevent a Unit Holder from transferring his Units prior to the date set for such purchase by the General Partner.

      Section 8.4  Death, Incompetency or Dissolution of a Unit Holder
      ----------------------------------------------------------------

      If a Unit Holder who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, such Unit Holder's executor, administrator, guardian, conservator or other legal representative may exercise all of such Unit Holder's rights for the purpose of settling his estate or administering his property, including any power under this Agreement of an assignee to become a Unit Holder or Substituted Limited Partner. If a Unit Holder is a corporation, trust or other entity and is dissolved or terminated, the powers of such Unit Holder may be exercised by its legal representative or successor.


                                  ARTICLE NINE

           DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP

      Section 9.1  Events Causing Dissolution
      ---------------------------------------

      A. The Partnership shall be dissolved upon the happening of any of the following events:

                (i) the expiration of its term, without any continuation thereof as set forth in Section 2.3;

                (ii) the Incapacity of the General Partner; provided, however, within ninety (90) days thereafter the Unit Holders owning more than 50% of the outstanding Units may elect to reconstitute the Partnership prior to application of the liquidation provisions of Section 9.2;

              (iii) the sale or other disposition at one time of all or substantially all of the assets of the Partnership existing at the time of such sale;

                (iv) the election to dissolve the Partnership (a) by the General Partner (which election shall be Consented by the Unit Holders owning more than 50% of the outstanding Units), or (b) by the Consent of Unit Holders owning more than 50% of the outstanding Units;

                (v) ninety (90) days after the removal or withdrawal of the sole General Partner (unless a successor is elected pursuant to Section 6.5); or

                (vi) the happening of any other event causing the dissolution of the Partnership under the laws of the State, except that the Incapacity of the Depositary or any Unit Holder shall not dissolve the Partnership and the seizure of the interest of the Depositary shall not dissolve the Partnership.

      B. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the General Partner has recorded a notice of dissolution of the Partnership with the office of the Secretary of State of the State and shall have complied with the laws of the other states in which it does business and the assets of the Partnership have been distributed as provided in Section 9.2.

      C. Nothing contained in this Agreement shall impair, restrict or limit the rights and powers of the Unit Holders under the laws of the State or any other jurisdiction in which the Partnership is doing business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership either under provisions identical to those set forth herein or under any other provisions.

      D. If the Partnership is dissolved as a result of an event set forth in Sections 9.lA(ii) or (v), Unit Holders owning more than 50% of the outstanding Units may appoint an interim manager of the Partnership, who shall have and may exercise only the rights, powers and duties of a general partner necessary to preserve Partnership assets, until (i) a successor General Partner is elected pursuant to Section 6.5, if the Partnership is reconstituted, or (ii) the Partnership is liquidated pursuant to Section 9.2. The interim manager shall not be liable as a general partner to the Depositary or Unit Holders and shall, while acting in such capacity, be entitled to the same indemnification rights as are set forth in Section 4.10.

      Section 9.2  Liquidation
      ------------------------

      A. Subject to Section 9.1, upon dissolution of the Partnership, its liabilities shall be paid in the order provided herein. The General Partner shall sell or otherwise dispose of the Partnership's Property and other assets and shall execute all amendments terminating the Partnership. In connection with any such sale, the General Partner shall attempt to obtain the best prices for such property. Pending such sales, the General Partner shall have the right to continue to operate and otherwise to deal with Partnership property. In the event the Partnership is dissolved on account of the Incapacity or removal of the General Partner, the Partnership shall elect, in accordance with the provisions of Article Twelve, a Person (the "Liquidating Agent") to perform the function of the General Partner in liquidating the assets of the Partnership and winding up its affairs, and shall pay to such Liquidating Agent its reasonable fees and expenses incurred in connection therewith. Gain or loss realized on the sale or other disposition of the Partnership's assets will be credited to (in the case of gain) or charged against (in the case of loss) the General Partner's and each Unit Holder's Capital Account to the extent allocable to the General Partner and such Unit Holder under Sections 5.1 and 5.2. Any liquidation of the Partnership shall take place out of court and without application being made therefor to the Secretary of State of the State.

      The Liquidating Agent shall agree not to resign at any time without 15 days' prior Notification and (if other than the General Partner) may be removed at any time, with or without cause, by Notification of removal approved by Unit Holders owning more than 50% of the outstanding Units. Upon dissolution, removal or resignation of the Liquidating Agent, a successor and substitute Liquidating Agent (who shall have and succeed to all rights, powers and duties of the original Liquidating Agent) shall, within 30 days thereafter, be selected by Unit Holders owning more than 50% of the outstanding Units. The right to appoint a successor or substitute Liquidating Agent in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Agent are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Agent shall be deemed to refer also to any such successor or substitute Liquidating Agent appointed in the manner herein provided. The Liquidating Agent shall have and may exercise, without further authorization or Consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sales set forth in
Section 4.5C) to the extent necessary or desirable in the good faith judgment of the Liquidating Agent to carry out the duties and functions of the Liquidating Agent hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Agent to complete the winding-up and liquidation of the Limited Partnership as provided for herein.

      Notwithstanding the provisions of Section 9.1 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth herein, if on dissolution of the Partnership, the General Partner or Liquidating Agent determines that an immediate sale of part or all of the Partnership's assets would be impracticable or would cause undue loss to the Unit Holders, the General Partner or Liquidating Agent may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to the General Partner and Unit Holders) or place those assets in a liquidating trust to hold until such time as the assets are sold or depleted; provided, however, that such assets will be transferred to a liquidating trust only if before the transfer the General Partner or Liquidating Agent shall have received the opinion of counsel to the Partnership that the operation of such liquidating trust pursuant to its terms will not result in such liquidating trust being treated as an association taxable as a corporation for federal income tax purposes. Furthermore, if the dissolution of the Partnership is effected by virtue of a merger or combination with another entity or by virtue of a transfer, sale or exchange of all or substantially all of the Partnership's assets for which at least a portion of the consideration consists of securities of another entity, such securities may be distributed to the General Partner and Unit Holders in kind and there shall be no obligation to sell or otherwise dispose of such securities for cash or to place them in a liquidating trust; provided, however, that no such securities shall be distributed to the Unit Holders upon liquidation unless (i) the securities are readily marketable and
(ii) pro rata amounts of such securities (to the extent such securities may be divided in equal pro rata amounts) are distributed to each Unit Holder.

      B. In settling accounts after dissolution, the assets of the Partnership shall be paid out in the following order: (i) to third-party creditors, in the order or priority as provided by law; (ii) to the General Partner and any Liquidating Agent for any expenses of the Partnership paid by or payable to them to the extent they are entitled to reimbursement therefor pursuant to this Agreement; (iii) to all of the Unit Holders in the amount equivalent to the amount of their positive Capital Account balances (as adjusted pursuant to Section 9.2A) on the date of distribution; (iv) to the General Partner in the amount equivalent to the amount of its positive Capital Account balance (as adjusted pursuant to Section 9.2A) on the date of distribution; and (v) the balance, if any, shall be paid to the General Partner and Unit Holders in the manner in which Revenues are then being allocated.

      C. If the General Partner has a deficit balance in its Capital Account following the distribution(s) provided for in Section 9.2B above, as determined after taking into account all adjustments to its Capital Account for the taxable year of the Partnership during which such distribution(s) occur, it shall restore the amount of such deficit balance to the Partnership within 90 days and such amount shall be distributed to the Unit Holders in accordance with their positive Capital Account balances.

      D. Upon the liquidation or partial liquidation of the General Partner's interest pursuant to Article Six hereof, any distribution to the General Partner shall be made pro rata in accordance with and to the extent of its positive Capital Account balance after the General Partner's and Unit Holders' Capital Accounts are adjusted as if all of the Partnership's Property had been sold at its fair market value immediately prior to such distribution and the gain or loss realized on such sale charged or credited to the General Partner's and Unit Holders' Capital Accounts in accordance with and to the extent of its positive Capital Account balance after the General Partner's and Unit Holders' Capital Accounts are adjusted as if all of the Partnership's Property had been sold at its fair market value immediately prior to such distribution and the gain or loss realized on such sale charged or credited to the General Partner's and Unit Holders' Capital

Accounts in accordance with the provisions of Article Five hereof; provided, however, that if the General Partner has a deficit balance in its Capital Account following such distribution (or adjustment of the General Partner's Capital Account pursuant to this Section 9.2D), the General Partner shall restore the amount of such deficit balance to the Partnership by the later of the end of the Partnership taxable year in which the liquidation of the General Partner's Interest occurs or 90 days after the date of such liquidation.

      E. Notwithstanding anything to the contrary in this Agreement, upon the dissolution and termination of the Partnership, the General Partner will contribute to the Partnership the lesser of: (a) the deficit balance in its Capital Account; or (b) the excess of 1.01 percent of the total Capital Contributions of the Unit Holders over the capital previously contributed by the General Partner.


                                   ARTICLE TEN

               BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS; ETC.

       Section 10.1  Books and Records
       -------------------------------

      The books and records of the Partnership, including information relating to the sale by the General Partner or any Affiliates of goods or services to the Partnership, and a list of the names and addresses and Units of all Unit Holders, shall be maintained by the General Partner at the principal office of the Partnership for a period of six years following the close of the Fiscal Year to which they relate and shall be available for examination there by any Unit Holder or its duly authorized representatives at any and all reasonable times. Any Unit Holder or its duly authorized representatives, upon paying the costs of collection, duplication and mailing, shall be entitled for any proper purpose to a copy of the list of names and addresses and Units of the Unit Holders. The Partnership may maintain such other books and records and may provide such financial or other statements as the General Partner in its discretion deems advisable.

      Section 10.2 Accounting Basis for Tax and Reporting Purposes; Fiscal Year
      -------------------------------------------------------------------------

      The books and records of the Partnership for tax purposes, for purposes of this Agreement and for the purpose of reports to the Partners, shall be kept on the accrual basis. The Fiscal Year of the Partnership shall be the calendar year to the extent permissible and the General Partner shall use its best efforts to obtain any necessary approvals therefor.

      Section 10.3  Bank Accounts
      ---------------------------

      The General Partner shall maintain a bank account or accounts on behalf of the Partnership with any bank in the United States having total assets in excess of $100,000,000. The General Partner shall not deposit Partnership funds in an account with any bank in an aggregate amount in excess of 5% of such bank's total assets. Withdrawals shall be made only in the regular course of the Partnership's business on such signature or signatures as the General Partner may determine. All deposits and other funds not needed in the operation of the business may be deposited in interest-bearing accounts, certificates of deposit, money market funds (including those managed or marketed by the Dealer Manager or its Affiliates) or invested in short term United States Government obligations maturing within one year, commercial paper of corporations organized under the laws of any state of the United States or the District of Columbia having the highest credit rating granted by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or other similar highly liquid investment.

      Section 10.4  Reports
      ---------------------

      A. The General Partner shall close the Partnership's books of account promptly at the close of each Fiscal Year and an annual examination of the Partnership's financial statements shall be performed at the expense of the Partnership by the Accountants. The General Partner shall furnish to the Unit Holders an annual report within 120 days after the close of each Fiscal Year of the Partnership commencing with the Fiscal Year in which the Partnership was Activated. If requested by a Unit Holder, the General Partner shall also furnish such Unit Holder with a report within 75 days after the end of the first six months of the Fiscal Year in which such request was made, or within 75 days after the request is made, whichever is later. Such report will contain at least the following information:

                (i) Financial statements for the Partnership's accounts, including a balance sheet, statement of income, statement of changes in partners' capital and statement of cash flow prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by a report of the Accountants together with their opinion thereon, except that the semi-annual financial statements need not be audited;

                (ii) A summary itemization, by type and/or classification, of the total fees and compensation, including any General and Administrative Cost reimbursement, paid by the Partnership or indirectly on their behalf, to the General Partner and any Affiliate;

               (iii) A description of each Producing Property acquisition, including the costs therefor, in which the Partnership owns an interest, except succeeding reports need contain only material changes (including all material farmouts, development drilling, improved recovery operations and abandonments), if any, regarding Producing Properties already reported upon. In the case of wells that have been abandoned after production has commenced, a statement justifying such abandonment shall be included if the General Partner or an Affiliate is the operator. With respect to all material Farmouts, the statement shall include a justification of the Farmout, location, time, to whom made and a general description of terms; and

               (iv) A schedule reflecting a list of the wells drilled by the Partnership and the costs thereof.

      B. Within 60 days after the end of each fiscal quarter, each Unit Holder will receive an "investor statement" which summarizes his current quarter and cumulative cash distributions in the Partnership.

      C. Within 120 days after the end of the Fiscal Year following the Fiscal Year in which Activation of the Partnership occurs, and annually thereafter, the General Partner shall furnish to the Unit Holders a computation as of the end of the immediately preceding Fiscal Year, based upon engineering reports prepared by one or more qualified independent petroleum engineering firms with respect to Producing Properties containing Proved Reserves equal to at least 80% of the Proved Reserves of the Partnership (with the computation as to any balance of the Partnership's Proved Reserves being based upon petroleum engineering reports prepared by the General Partner or an Affiliate), of the total estimated Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves owned by the Partnership, the estimated dollar value thereof stated in then existing prices and escalated prices (as provided by the General Partner). In addition, the computation shall include an estimate of the time required for the extraction of such reserves and the present worth of such reserves and the estimate shall contain a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

      D. In addition to the report described in Section l0.4C of this Agreement, if an event occurs to the knowledge of the General Partner or its Affiliates leading to a reduction or an increase of such Proved Reserves of more than 10%, excluding reduction as a result of normal production, an additional computation and estimate similar to that described in Section 10.4C shall be sent to each Unit Holder as soon as possible.

      E. By March 15 of each year, the General Partner will furnish a report to each Unit Holder containing such information as is pertinent for completion of his respective federal, state and other income tax returns.

      F. The General Partner shall file on a timely basis with the Securities and Exchange Commission all filings required to be made by the Partnership pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The General Partner shall make available to any Unit Holder upon the Unit Holder's request, copies of any report filed by or on behalf of the Partnership with the Securities and Exchange Commission. The General Partner shall cause a copy of any reports sent to the Unit Holders under paragraphs A, C, D and E hereof to be sent to the California Commissioner of Corporations.

      G. The General Partner agrees to make all relevant financial and engineering reports available for review by a Unit Holder on request at the offices of the Partnership.

      Section 10.5  Elections
      -----------------------

      The General Partner shall cause the Partnership to make all elections required or permitted to be made by the Partnership under the Code and not otherwise expressly provided for in this Agreement, in the manner that the General Partner believes will be most advantageous to the Unit Holders, except that (i) the General Partner shall not be required to make an election under
Section 754 of the Code or corresponding provisions of applicable state income tax laws, and (ii) the General Partner shall make the election under Section 263(c) of the Code to expense all intangible drilling and development costs in the initial Partnership federal income tax return filed for the Fiscal Year in which such costs are incurred.

                                 ARTICLE ELEVEN

                               AMENDMENTS; MERGER

      Section 11.1  Proposal and Adoption of Amendments Generally
      -----------------------------------------------------------

      A. Notwithstanding anything to the contrary herein, the General Partner may, without prior notice or Consent of any Unit Holder, amend any provision of this Agreement (including an amendment to admit an additional General Partner or a successor General Partner in the event of the withdrawal or removal of the General Partner) if, in its opinion, such amendment does not have a material adverse effect upon the Unit Holders or otherwise is permitted by Section 8.lF. Amendments to this Agreement to reflect the addition or substitution of a Limited Partner or the admission of a successor General Partner shall be made at the time and in the manner referred to in Section 11.2. Any other amendment to this Agreement may be proposed by the General Partner or holders of at least 10% of the outstanding Units. The Person or Persons proposing such amendment shall submit a Notification containing (a) the text of such amendment, and (b) a statement of the purpose of such amendment. The General Partner shall, within 15 days after receipt of any proposal under this Section ll.lA, give Notification to the Depositary and all Unit Holders of such proposed amendment, of such statement of purpose and of such opinion of counsel, together, in the case of an amendment proposed by any Unit Holders, with the views, if any, of the General Partner with respect to such proposed amendment.

      B. Amendments to this Agreement shall be adopted if: (i) in the case of amendments referred to in Section 11.2, the conditions specified in Section 6.5B shall have been satisfactorily completed and the Partnership shall not have been furnished with an opinion of counsel to the Partnership to the effect that such amendment will adversely affect the classification of the Partnership as a partnership for federal income tax purposes; (ii) in the case of amendments referred to in Section 8.lF, the conditions specified in said Section shall have been satisfactorily completed; or (iii) in the case of all other amendments, such amendment shall have been Consented to by Unit Holders owning more than 50% of the outstanding Units (unless such Consent is not required pursuant to Section ll.lA of this Agreement); provided, however, that no such amendment may:
(a) enlarge the obligations of the General Partner or any Unit Holder under this Agreement or convert the interest of any Unit Holder into the interest of a General Partner or modify the limited liability of any Unit Holder without the Consent of such Partner or Unit

Holder; (b) modify the method provided in Article Five of determining and allocating or distributing, as the case may be, each item of income, gain, loss, cost, deduction or credit without the Consent of the General Partner if it would be adversely affected by such modification, and any Unit Holder which may be adversely affected, by such modification; (c) amend Sections 4.9, 4.10, 6.1, 6.2, 6.3 or 6.4 without the Consent of the General Partner; or (d) amend Sections 2.3, 4.2, 4.4, 4.5, 4.11, this Article Eleven or Section 12.3 unless the Consent of the Unit Holders owning at least two-thirds of the outstanding Units is obtained.

      C. Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the General Partner (both on its own behalf and as attorney-in-fact for any Substituted Limited Partners) and the Depositary and, if necessary or appropriate, shall be recorded in the proper records of the State and any other state in which the Partnership is then doing business.

      Section 11.2  Amendments on Admission or Removal of Partner
      -----------------------------------------------------------

      If this Agreement or the Certificate of Limited Partnership shall be amended to reflect the withdrawal or removal of the General Partner and the continuation of the business of the Partnership, such amendment shall be signed by the remaining or successor General Partner and by the removed General Partner.

      Section 11.3  Merger
       --------------------
      The Partnership may merge or consolidate with or into one or more limited partnerships, general partnerships, corporations, business trusts or associations, or unincorporated businesses if (i) Consented to by the General Partner and by Unit Holders owning more than 50% of the Outstanding Units and
(ii) such merger or consolidation is permitted under the Act or any other applicable law.

      Section 11.4  Exchange Offers
      -----------------------------

      Neither the General Partner nor its Affiliates will make or cause to be made any offer to a Unit Holder to exchange his Units for a security unless:

                (a) such offer is made after the expiration of two years after the Partnership commenced operations;

                (b)   such offer is made to all Unit Holders;

                (c) such offer is on a basis no more advantageous to the General Partner, exchange offeror or underwriter of the offer and their respective affiliates, than to Unit Holders, provided, however, that the foregoing clause shall not prohibit, if permitted under applicable state and self-regulatory organization guidelines: (i) compensation (including the issuance of securities) to such persons in exchange for such persons' other balance sheet assets (nonpartnership interests) for inclusion of the General Partner in the exchange offer or tender of other balance sheet assets of the General Partner, underwriter or their affiliates, based upon exchange valuation principles consistent with these guidelines; (ii) compensation to an underwriter for services in connection with the offer provided, however, that no compensation shall be payable to an underwriter for the tender of interests by the exchange offeror, its affiliates or the underwriter; and (iii) compensation that may be permitted under subparagraph (g) below;

                (d)   payments  for   services   rendered  by  any  Person  in
      connection  with  the  exchange  are  fully   supportable,   actual  and
      necessary;

                (e) in computing the exchange ratio, the value of reserves used is supported by an appraisal prepared by an independent petroleum consultant as of the most current feasible date, and the value of all other material balance sheet assets, including undeveloped acreage, is at fair market value as determined by an independent qualified appraiser;

                (f)   the  offer  is  made   pursuant   to  all   registration
      requirements under both federal and state laws;

                (g) if the exchange offeror is a corporation, the offer is made in compliance with applicable NASAA Guidelines for corporate securities and may not allow a security with different rights and privileges to be issued to the General Partner or its Affiliates unless there is justification there for;

                (h)   the   offer   does   not   allow   for  an   accelerated
      reversionary interest to the General Partner without regard to the existing payout provisions;

                (i) additional shares or units to be issued pursuant to future reevaluation of properties include reevaluation of similar properties held by Unit Holders;

                (j) there will be no overrides newly established to the General Partner, exchange offeror, or affiliates on leases to be part of the exchange and any overrides to be established to non-affiliates on such leases and the basis therefor are disclosed in detail;

                (k) all properties to be exchanged are to be evaluated on the same basis or standard of evaluation; and

                (l) material properties of the General Partner or its Affiliates to be exchanged have complete cost disclosure; provided, however, that the General Partner may avoid any of such conditions and restrictions for which waivers or consents are obtained from appropriate state securities administrators or agencies. Notwithstanding the foregoing, neither the General Partner nor its Affiliates shall have any obligation to make any exchange offer to Unit Holders.


                                 ARTICLE TWELVE

                          CONSENTS, VOTING AND MEETINGS

      Section 12.1  Methods of Giving Consent
      ---------------------------------------

      Any Consent of a Unit Holder required by this Agreement may be given by a Unit Holder as follows: (i) at a meeting, in person, by a written proxy or signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the General Partner prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the General Partner prior to the date upon which the votes of Unit Holders are to be counted. Any Unit Holder may waive notice of or attendance at any meeting of the Unit Holders and may execute a signed written consent. Only the votes of Unit Holders of record on the date set by the General Partner (which date shall be not less than 10 days and not more than 60 days prior to the date set for the meeting or consent), whether at a meeting or otherwise, shall be counted. Units held by the General Partner and its Affiliates which, as a result thereof, cannot be voted, will not be deemed outstanding for purposes of calculating whether a sufficient number of Units have consented. The laws of the State pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Unit Holders.

      Section 12.2  Meetings of Unit Holders
      --------------------------------------

      The General Partner may at any time call a meeting of the Unit Holders or for a vote, without a meeting, of the Unit Holders on matters upon which the Unit Holders are entitled to provide their Consent, and shall call for such a meeting or vote upon receipt by the General Partner of a request therefor made by Unit Holders owning at least 10% of the outstanding Units as of the date of receipt of such request. Within 15 days of the receipt of the request, the General Partner shall notify all Unit Holders of record as of the date set by the General Partner (which date shall be not less than 10 days and not more than 60 days prior to the date set for the meeting or consent) as to the time and place of the meeting, if called, and the general nature of the business to be transacted thereat, or if no such meeting has been called, of the matter or matters to be voted upon and the date upon which the votes will be counted. The date of any meeting of Unit Holders or the date upon which such votes, without a meeting, will be counted (regardless of whether the General Partner has called for such meeting or vote upon the request of Unit Holders or has initiated such event without such request) shall be not less than 30 or more than 60 days following mailing of the Notification thereof by the General Partner. Units held by the General Partner and its Affiliates may not be voted by them. All expenses of the meetings, voting and such Notification shall be borne by the Partnership.

      Section 12.3  Limitations on Requirements for Consents
      ------------------------------------------------------

      Notwithstanding anything to the contrary contained in this Agreement, the powers of the Unit Holders set forth in Sections 4.5D, 6.3A, 6.6A, 6.7, 11.lA and 12.5 shall not be deemed to be granted to the Unit Holders or exercisable by them if counsel for the Partnership or counsel designated by Unit Holders owning at least 10% of the outstanding Units renders an opinion to the effect that the grant or the exercise of those powers or the result thereof is prohibited by the Act, will impair the limited liability of the Depositary or the Unit Holders or will affect the classification of the Partnership as a partnership for federal income tax purposes.

      Section 12.4  Submissions to Unit Holders
      -----------------------------------------

      The General Partner shall give all the Unit Holders Notification of any proposal or other matter required by any provisions of this Agreement or by law to be submitted for the consideration and approval of the Unit Holders. Such Notification shall include any information required by the relevant provision of the Agreement or by law.

      Section 12.5  Acting Without Concurrence of General Partner
      -----------------------------------------------------------

      Except as limited by Sections 12.3 and ll.1B, Unit Holders owning more than 50% of the outstanding Units, without the necessity for concurrence by the General Partner may vote to:

                (a)   amend the Agreement;

                (b)   dissolve the Partnership;

                (c)  remove  the  General  Partner  and  elect  a new  General
      Partner;

                (d) approve or disapprove the sale of all or substantially all of the assets of the Partnership; or

                (e) cancel or amend the terms of any contract for services with the General Partner or any Affiliate which shall be without penalty, provided 30 days' written notice is given.

                                ARTICLE THIRTEEN

                                 THE DEPOSITARY

      Section 13.1  Depositary Receipts
      ---------------------------------

      A. Within 45 days of the Activation of the Partnership, the Depositary will execute and forward to each Unit Holder Depositary Receipts evidencing the ownership by the Unit Holder as of the date of Activation the Units for which such Unit Holder subscribed.

      B. Pursuant to the terms of Section 8.1, upon receipt of a properly executed application for transfer, the Depositary shall within three business days execute and forward Depositary Receipts to the respective transferees.

      C. Depositary Receipts may be endorsed with, have incorporated in the text thereof or be accompanied by such legends or recitals, attachments or changes, not inconsistent with the provisions of this Agreement, as may be required to comply with any applicable law or regulation, or to conform with any usage with respect thereto, or to indicate any special limitation or restriction to which any particular Unit may be subject, or as may for any other reason be required. Each Depositary Receipt shall be duly executed on behalf of the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Depositary Receipt shall be entitled to any benefit under this Agreement or be valid for any purpose unless it bears such signature.

      D. All Depositary Receipts executed by the Depositary shall be numbered consecutively. The Unit Holder of each numbered Depositary Receipt shall be registered on the books of the Depositary maintained pursuant to Section 13.3A.

      E. Upon surrender by the Unit Holder in person or by duly authorized attorney of one or more Depositary Receipts at the Depositary's principal office, or at any other office it may designate for the purpose, for split-up or combination, the Depositary shall, subject to the terms and conditions of this Agreement and the Depositary Receipt, execute and deliver one or more new Depositary Receipts in authorized denominations as requested, evidencing the same aggregate number of Units as evidenced by the Depositary Receipt(s) surrendered.

      F. If any Depositary Receipt is mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a Depositary Receipt in like form and tenor in exchange and substitution for the mutilated, destroyed, lost or stolen Depositary Receipt; provided, that the Depositary may require the Unit Holder to
(i) surrender any mutilated Depositary Receipt, (ii) file with the Depositary, in a form and manner satisfactory to it, proof of the destruction, loss or theft, and of such Unit Holder's ownership, of the Depositary Receipt and (iii) furnish to the Depositary reasonable indemnification (including posting of an indemnity bond) satisfactory to the Depositary.

      G. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender, conversion or exchange of any Depositary Receipt, the Depositary may require (i) payment of any fee required hereby and payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature or endorsement or as to the due authorization of the action, (iii) filing of such information and execution of such documents by the transferor and/or the transferee as may be required by this Agreement or the Depositary Receipt or otherwise is deemed necessary or appropriate by the Depositary and (iv) compliance with such other conditions as may be imposed under applicable laws and regulations. The Depositary shall be entitled to rely upon, and shall not have any liability to the Partnership, the General Partner, any Unit Holder or any other Person with respect to the content of any proof submitted to it pursuant to this Section 13.lG, and shall have no obligation to inquire as to the truth and accuracy thereof (except for acts or omissions resulting from the Depositary's gross negligence).

      H. All Depositary Receipts surrendered to the Depositary shall be canceled. The Depositary shall retain all canceled Depositary Receipts and other instruments, documents and records in accordance with the policies and regulations of the Depositary, federal securities laws and the rules and regulations of any securities exchange or market upon which the Depositary Receipts may be listed or quoted.

      Section 13.2  Depositary or Affiliate as Transfer Agent and Registrar
      ---------------------------------------------------------------------

      The Depositary or an Affiliate shall also be the transfer agent and registrar for the Depositary Receipts unless prohibited by law, regulation or any applicable rule of a securities exchange or market. In its capacity as such, subject to the terms and conditions of this Agreement, the Depositary or such Affiliate shall transfer record ownership of the Units by bookkeeping entry on the books and records maintained pursuant to Section 13.3A.

      Section 13.3  Duties of Depositary
      ----------------------------------

      A.   In performing its duties hereunder the Depositary shall:

                (i) maintain at its principal office a current list of the full name and last known home or business address of each Unit Holder, set forth in alphabetical order which list shall be available during ordinary business hours for examination and copying at the reasonable request, and at the expense, of any Unit Holder or his duly authorized representative, or copies of such list may be requested in writing for any proper purpose by any Unit Holder or his duly authorized representative; provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Unit Holder making such request. In addition, the Depositary shall, as required, furnish to the Securities and Exchange Commission, any report, financial statement or communication received from the Partnership or the General Partner that is made generally available to Unit Holders;

                (ii) keep all records required to be kept, for the periods specified, and shall file with the Securities and Exchange Commission all materials required to be so filed, under the Securities Exchange Act of 1934, by virtue of its status as Depositary. A copy of any material filed by the Depositary with the Securities and Exchange Commission shall also be provided to the Partnership within two business days after its filing. To the extent that any such filing requires information from the Partnership or the General Partner, such information shall be furnished to the Depositary by the General Partner in sufficient quantity and a sufficient time in advance of the date the filing is required to be made to enable the Depositary to comply with such requirements; and

               (iii) keep books at its corporate office for the transfer of Depositary Receipts. The books shall be open during normal business hours for inspection by the Unit Holders. The Depositary may, however, close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

      B. Upon the request of the Partnership, the Depositary shall as promptly as practicable furnish to the Partnership a list, as of the date specified in such request, of the names, addresses and social security or taxpayer identification numbers of all Unit Holders.

       Section 13.4  Depositary Not a Trustee, Issuer, etc.
       ----------------------------------------------------

      The Depositary is not a trustee and it is intended that the Depositary, in its capacity as depositary, shall not be deemed to be an "issuer" or "underwriter" of securities under the federal securities laws or applicable state securities laws; it being expressly understood and agreed that the Depositary, in its capacity as a Limited Partner of the Partnership, is acting only in a ministerial capacity.

      Section 13.5  Indemnification of the Depositary
      -----------------------------------------------

      The Depositary shall be indemnified by the Partnership to the same extent and subject to the same conditions and restrictions as provided in Section 4.10 of this Agreement with respect to the indemnification of the General Partner.

      Section 13.6  Limitation of Expense Reimbursements
      --------------------------------------------------

      The expenses of the Depositary otherwise reimbursable to it under the terms of this Agreement and the fees payable to it hereunder shall not exceed the lesser of (i) an amount equal to 90% of the competitive price which would be charged by nonaffiliated persons rendering similar services in the same or comparable geographic location or (ii) the costs and expenses of the Depositary incurred in rendering such services.


                                ARTICLE FOURTEEN

                            MISCELLANEOUS PROVISIONS

      Section 14.1  Notification to the Partnership or the General Partner
      --------------------------------------------------------------------

      Any Notification to the Partnership or the General Partner shall be sent to the principal office of the Partnership, as set forth in this Agreement. Except as provided herein, any Notification to a Unit Holder shall be sent to its last known address.

      Section 14.2  Binding Provisions
      --------------------------------

      The covenants and agreements contained herein shall be binding upon and inure to the benefits of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

      Section 14.3  Applicable Law
      ----------------------------

      This Agreement shall be construed and enforced in accordance with the laws of the State.

      Section 14.4  Separability of Provisions
      ----------------------------------------

      If for any reason any provision or provisions hereof which are not material to the purposes or business of the Partnership are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

      Section 14.5 Appointment of the General Partner as Attorney-in-Fact
      -------------------------------------------------------------------

      The Depositary, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner as its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including without limitation: (i) the Certificate of Limited Partnership and other certificates and instruments (including counterparts of this Agreement), and any amendment thereof, including any amendment substituting a Limited Partner pursuant to Section 8.2, that the General Partner deems appropriate to form, reform, qualify or continue the Partnership (or a new partnership with substantially the same provisions as the Partnership) as a limited partnership (or a partnership in which the Partners will have limited liability comparable to that provided by the Act) in the jurisdiction in which the Partnership may conduct business; (ii) all amendments to the foregoing and to this Agreement necessary to admit into the Partnership additional or substituted General Partners pursuant to Section 11.2; (iii) all instruments that the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement (including those necessary to reflect additional Capital Contributions); and (iv) all conveyances and other instruments that the General Partner deems appropriate to reflect the dissolution and termination of the Partnership.

      Section 14.6  Entire Agreement
      ------------------------------

      This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

      Section 14.7  Paragraph Titles
      ------------------------------

      Article and section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

      Section 14.8  Counterparts

      This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart except that no counterpart shall be binding unless signed by the General Partner.

                              GEODYNE PRODUCTION COMPANY,
                              as General Partner



                              By /s/Michael E. Luttrell
                                  ---------------------
                                  Michael E. Luttrell
                                  Executive Vice President

                              GEODYNE DEPOSITARY COMPANY,
                              as the Limited Partner

                               By /s/Michael E. Luttrell
                                  ---------------------
                                  Michael E. Luttrell
                                  Executive Vice President

                                   SCHEDULE A

                                 General Partner
                                                            Capital
Name and Address                                          Contribution

Geodyne Production Company...............................     $100
320 South Boston Avenue
The Mezzanine
Tulsa, Oklahoma 74103-3708

                                 Limited Partner
                                                            Capital
Name and Address                                          Contribution

Geodyne Depositary Company...............................  $13,100,800
320 South Boston Avenue
The Mezzanine
Tulsa, Oklahoma 74103-3708